U. S. Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            (Amendment No.__________)

                        Southcoast Financial Corporation
--------------------------------------------------------------------------------
                  (Name of small business issuer in its charter)

        South Carolina                                           58-2384011
------------------------------  ---------------------------  ----------------
(State or jurisdiction of      (Primary Standard Industrial  I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


               530 Johnnie Dodds Boulevard, Mt. Pleasant, SC 29464
                                 (843) 884-0564
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                  (same as above)
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal executive offices)

          L. Wayne Pearson, President, Southcoast Financial Corporation
               530 Johnnie Dodds Boulevard, Mt. Pleasant, SC 29464
                                 (843) 884-0564
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after effectiveness of the Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.          [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.          [ ]

     If delivery of the  prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]

                        CALCULATION OF REGISTRATION FEES

Title of each                         Proposed maximum    Proposed maximum
class of securities   Amount to be    offering price      aggregate offering   Amount of
to be registered      registered      per unit            price                registration fee
------------------    ------------    ----------------    -----------------    ----------------
Common Stock           1,000,000         $10.00           $10,000,000.00          $2,500.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus


                        SOUTHCOAST FINANCIAL CORPORATION

                                1,000,000 SHARES

                                  COMMON STOCK

                                $10.00 per share



         Southcoast Financial Corporation is offering its common stock for the purpose of paying down debt and increasing working capital. We are offering the shares only through our directors and executive officers and directors and executive officers of our subsidiary, Southcoast Community Bank. We are not using any selling agents or underwriters. We will not accept subscriptions for fewer than 100 shares or more than 20,000 shares. If you purchase 5,000 or more shares, we will give you a 10% discount on the purchase price.

         Please make subscription checks payable to "Southcoast Financial Corporation." We will not escrow your subscription funds. If we accept your subscription, you will become a shareholder when we accept your subscription and issue a stock certificate to you. This offering will terminate on October 31, 2001 (unless we extend the termination date to no later than December 31, 2001). We may terminate the offering earlier if we sell all of the 1,000,000 shares we are offering. We are not required to sell any minimum number of shares in this offering.

         Transactions   in  the  common   stock  are   reported  on  the  Nasdaq
Over-The-Counter Bulletin Board under the symbol "SOCB."

                      Investing in the common stock involves certain risks. See "RISK FACTORS," page 3.

                                                                          Per Share(1)          Total(1)
Public Offering Price ............................................          $10.00              $10,000,000.00
Underwriting Discounts and Commissions ...........................          $  -0-              $          -0-
Proceeds to Southcoast Financial Corporation .....................          $10.00              $10,000,000.00

--------------------
(1) This amount does not reflect a discount of 10% on subscriptions of 5,000 shares or more. If all shares sold were subject to the discount, the aggregate proceeds would be $9,000,000.00. This amount also does not reflect the costs of the offering which are estimated to be $100,000.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The shares of common stock are equity securities; they are not savings accounts or deposits. They will NOT be insured by the Federal Deposit Insurance Corporation or any other government agency or company.

                  The Date of This Prospectus is ______________

                                TABLE OF CONTENTS

                                                                                                               Page
FORWARD LOOKING STATEMENTS.......................................................................................i
SUMMARY .........................................................................................................2
RISK FACTORS.....................................................................................................3
OFFERING AND METHOD OF SUBSCRIPTION..............................................................................6
USE OF PROCEEDS..................................................................................................7
PRO FORMA CAPITALIZATION.........................................................................................8
DIVIDENDS........................................................................................................8
BUSINESS OF SOUTHCOAST FINANCIAL CORPORATION.....................................................................9
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.......................................................12
MARKET FOR THE COMMON STOCK.....................................................................................27
DIRECTORS AND EXECUTIVE OFFICERS................................................................................29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................................................31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................................35
SUPERVISION AND REGULATION......................................................................................35
DESCRIPTION OF CAPITAL STOCK....................................................................................42
AVAILABLE  INFORMATION..........................................................................................45
LEGAL MATTERS...................................................................................................46
ACCOUNTING MATTERS..............................................................................................46

APPENDIX A -- Subscription Agreement

     Prospective investors may rely only on the information contained in this Prospectus. We have not authorized anyone to provide prospective investors with information different from that contained in this Prospectus. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is correct only as of the date of this Prospectus, regardless of the time of the delivery of this Prospectus or any sale of these securities.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements which involve risks and uncertainties. You can identify these forward-looking statements through our use of words that are not statements of historical fact such as "may," "will," "expect," "anticipate," "believe," "estimate," "continue," or other similar words. You are cautioned that our actual results may differ significantly from the results we discuss in these forward-looking statements, especially since we are a relatively new company with less than three years of operations. Factors that might cause such a difference include, but are not limited to: our growth and our ability to maintain growth; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the effect of interest rate changes on our level and composition of deposits, loan demand and the value of our loan collateral and securities; the effects of competition from other financial institutions; failure of assumptions underlying the establishment of our allowance for loan losses; general economic conditions; and the other factors discussed in "Risk Factors" beginning on page 3 of this prospectus. We have expressed our expectations, beliefs and projections in good faith and we believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

                                     SUMMARY

         This is a brief summary of some of the information in this Prospectus. It is not a complete statement of all material facts about the matters in this Prospectus. Please read the entire Prospectus carefully before you invest.

Southcoast Financial Corporation

         We are a holding company for Southcoast Community Bank. Our principal office is located at 530 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464. Our telephone number is (843) 884-0504.

Southcoast Community Bank

         Southcoast Community Bank is a South Carolina state bank that offers commercial and retail banking in the Charleston, South Carolina area. The Bank's principal office is also located at 530 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina. The Bank has branches at 802 Savannah Highway in Charleston, South Carolina, and 337 East Main Street in Moncks Corner, South Carolina. It also has approval to open another branch in Mt. Pleasant, South Carolina.

The Offering

Shares of Common Stock Offered.........................         1,000,000 Shares
Offering Price per Share...............................            $10.00
Minimum Individual Purchase............................               100 shares
Maximum Individual Purchase............................            20,000 shares
Use of Proceeds........................................    To pay down debt.
                                                           To provide additional
                                                           working capital.

         Subscriptions for 5,000 or more shares will receive a 10% discount.

         We reserve the right to alter the minimum and maximum purchase amounts in our sole discretion. See "OFFERING AND METHOD OF SUBSCRIPTION." We will not place subscription funds in an escrow account. As soon as we accept your subscription, we may begin using your subscription funds.

Selected Financial Data

         We opened for business in July, 1998. The following data shows our growth since then.

(Dollars in thousands, except per share data)             March 31,                           At or year ended December 31,
                                                                                              -----------------------------
                                                            2001                   2000                 1999                  1998
                                                            ----                   ----                 ----                  ----
Loans, net .................................             $ 83,568               $ 74,434             $ 43,153              $ 11,147
Total Assets ...............................              105,355                 92,128               55,249                20,683
Deposits ...................................               77,687                 66,172               38,245                 9,559
Per share data:*
     Earnings ..............................             $   0.10**             $   0.21             $  (0.25)             $  (0.43)
     Book value ............................                 9.78                   9.66                 9.28                  9.61
Number of offices ..........................                    3                      3                    2                     1
Number of accounts .........................                4,283                  4,009                2,343                   561

*Amounts have been adjusted to reflect an 11-for-10 stock split in the form of a 10% stock dividend declared March 3, 1999 and a 10% stock dividend declared March 2, 2001. **For the quarter.

                                  RISK FACTORS

         Investment in our stock involves a significant degree of risk. Before subscribing to purchase any of the shares, you should consider the risks and speculative features which are inherent in and affect our business. You should only make an investment after careful consideration of the risk factors set forth below. You should not invest in our stock unless you can afford an investment involving such risks. You should consider the following risks as well as others:

You May Lose Your Total Investment.

         Significant risks are associated with an investment in the common stock of a recently-formed company and with investment in a banking business. Therefore, you should make sure, before investing, that you are financially able to sustain a total loss of any funds used to purchase our common stock. Our common stock is not a deposit, and will not be insured by the FDIC or any other government agency.

We Have a Limited Operating History.

         We only have a short operating history since we have been in business for just under three years. Therefore, you have limited information on which to base an investment decision.

There is No Minimum Offering Requirement.

         There is no minimum offering requirement for this offering. Accordingly, there is a risk that the offering will close and subscribers will become our shareholders even though the market may have judged the terms of the offering unsatisfactory because the risk of investment is perceived to be too high, the valuation we placed on the offering is too high, or for any reason.

Your Subscription Funds Will Not be Placed in Escrow.

         We will not hold subscription funds in escrow. Upon acceptance of subscriptions and issuance of stock certificates for the shares subscribed, subscribers will become our shareholders. If the subscription is rejected in whole or in part, the subscription funds attributable to the rejected portion will be promptly returned to the subscriber. No interest will be paid on any such returned funds. See "OFFERING AND METHOD OF SUBSCRIPTION."

We are Highly Dependent Upon our President and Chief Executive Officer.

         We are, and for the foreseeable future we will be, dependent on the services of L. Wayne Pearson, who is our president and chief executive officer. If Mr. Pearson's services become unavailable, we cannot promise that we would find a suitable successor who would be willing to be employed upon the terms and conditions that we would offer. Failure to replace Mr. Pearson promptly, should his services become unavailable, could have a materially adverse effect on our operations and the value of our common stock. Our ability to attract and retain other qualified officers and employees will also affect our profitability and success.

Our Common Stock Has a Limited Trading Market.

         Currently there is only a limited trading market for our stock, and it is not certain that an active and liquid trading market will develop or be maintained in the foreseeable future. The development of an active public trading market depends upon the existence of willing buyers and sellers and is not within our control. For these reasons, our common stock may not be appropriate as a short-term investment, and you should be prepared to hold our common stock indefinitely.

We Arbitrarily Determined the Offering Price.

         The price of the stock has not been set as a result of arm's length negotiations or with reference to prices established in an active trading market, and no particular factors played a role in setting the offering price. We are not using a selling agent or underwriter in this offering, so we have not had the assistance of such independent market professionals in setting the offering price for the shares. We established the aggregate offering price at the amount we wish to use to pay down debt and add to our working capital. The price per share was arbitrarily set at $10.00 per share solely because of our belief that it would permit us to sell a reasonable number of shares and achieve our goals. Even if an active trading market for the common stock develops, we cannot assure you that you will be able to sell your shares at or above $10.00 per share.

We Will  Not  Pay  Dividends  in the  Foreseeable  Future,  and  May  Never  Pay
Dividends.

         We do not plan to pay cash dividends in the forseeable future. We plan to use the funds which might otherwise be available to pay dividends to expand the business of Southcoast and Southcoast Community Bank.

         Declaration and payment of dividends are within the discretion of our Board of Directors. Southcoast Community Bank will be our most likely source of funds with which to pay cash dividends. Southcoast Community Bank's declaration and payment of future dividends to us are within the discretion of the Board of Directors of Southcoast Community Bank, and are dependent upon Southcoast Community Bank's earnings, financial condition, its need to retain earnings for use in the business, and any other pertinent factors. Payment of dividends by Southcoast Community Bank is also subject to various regulatory requirements. See "DIVIDENDS."

Provisions of our Articles of Incorporation May Discourage or Prevent Takeover Attempts.

         Our Articles of Incorporation include several provisions that may have the effect of discouraging or preventing hostile take-over attempts, and thus of making the removal of incumbent management difficult. The provisions include staggered terms for the Board of Directors and requirements of super-majority votes to approve certain business transactions. See "DESCRIPTION OF CAPITAL STOCK." To the extent that these provisions are effective in discouraging or preventing take-over attempts, they may tend to reduce the market price for our stock.

We Face Strong Competition from Larger, More Established Competitors.

         We encounter strong competition from financial institutions operating in the Mt. Pleasant, Moncks Corner and Charleston, South Carolina areas. In the conduct of some aspects of its business, Southcoast Community Bank also competes with credit unions, insurance companies, money market mutual funds and other financial institutions, some of which are not subject to the same degree of regulation as Southcoast Community Bank. Many of these competitors have substantially greater resources and lending abilities than Southcoast Community Bank. They offer services, such as investment banking, trust and international banking services, that Southcoast Community Bank does not provide. We believe that Southcoast Community Bank will be able to compete effectively with these institutions with personalized service, loan participations and other techniques, but we cannot promise that we are correct in our belief. See "BUSINESS OF SOUTHCOAST FINANCIAL CORPORATION -- Competition."

We Will Have Credit Risks Associated With Lending.

         Southcoast Community Bank lends a substantial portion of its capital and deposits to individual and commercial borrowers in and around the Charleston metropolitan area. Any factors that adversely affect the Charleston metropolitan area could, in turn, adversely affect the performance of Southcoast Community Bank. Management endeavors to be prudent in making loans, but some loan losses are unavoidable. Changes in both national and local economic conditions could affect the ability of borrowers to repay their loans.

         It is possible that defaults by Southcoast Community Bank's borrowers could be large enough to impair the ability of Southcoast Community Bank to continue its operations. Loan losses and other losses might reduce Southcoast Community Bank's capital below the level required by the FDIC, which could result in loss of deposit insurance, Southcoast Community Bank's being placed in receivership, and total loss of the value of your investment in Southcoast Financial Corporation.

We are Susceptible to Changes in Monetary Policy and Other Economic Factors.

         Changes in governmental, economic, and monetary policies may affect the ability of Southcoast Community Bank to attract deposits and make loans. The rates of interest payable on deposits and chargeable on loans are affected by governmental regulation and fiscal policy as well as by national, state and local economic conditions. See "SUPERVISION AND REGULATION."

We are Subject to Governmental Regulation Which Could Change.

         We operate in a highly regulated industry and are subject to examination, supervision and comprehensive regulation by various federal and state agencies. Our compliance with the requirements of these agencies is costly and may limit our growth and restrict certain of our activities, including, payment of dividends, mergers and acquisitions, investments, loans and interest rates charged, interest rates paid on deposits, and locations of offices. We are also subject to capitalization guidelines set forth in federal legislation.

         The laws and regulations applicable to the banking industry could change at any time, and we cannot predict the impact of these changes on our business or profitability. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, our cost of compliance could adversely affect our ability to operate profitably.

                       OFFERING AND METHOD OF SUBSCRIPTION

The Offering

         Southcoast Financial Corporation ("Southcoast") is offering 1,000,000 shares of its Common Stock (no par value) at a price of $10.00 per share. Subscriptions for 5,000 shares or more will receive a 10% discount. The price of the Common Stock has not been set as the result of arm's length negotiations or with reference to prices established in an active trading market. No independent market professionals, such as selling agents or underwriters, were consulted for help in setting the offering price. Southcoast is seeking to raise sufficient capital through this offering to pay down existing debt and fulfill its needs for additional working capital.

         The minimum individual purchase in this offering is 100 shares, and the maximum purchase is 20,000 shares. Southcoast reserves the right to alter the individual minimum and maximum purchase amounts should conditions so warrant and specifically reserves the right to approve purchases of all shares. Subscribers should be aware that beneficial ownership of more than 10% of the outstanding Common Stock of Southcoast would obligate the beneficial owner to comply with certain reporting and disclosure requirements of federal banking and securities laws.

No Escrow of Funds

         Subscription funds will not be held in escrow. Subscribers will become shareholders of Southcoast upon acceptance of their subscriptions by Southcoast and issuance of their stock certificates. Southcoast may immediately use funds received from accepted subscriptions.

Plan of Distribution

         This  offering  is  being  made to the  public  through  the  executive officers and directors of Southcoast and Southcoast Community Bank. No commission or other sales compensation will be paid to any officer or director of Southcoast or any officer or director of Southcoast Community Bank in connection with the offering.

Method of Subscription

         Shares may be subscribed for by delivery of the enclosed subscription form, completed and executed, together with full payment of the subscription price, to Southcoast at Post Office Box 1561, Mt. Pleasant, South Carolina 29465. All subscription payments must be made in United States dollars by check, bank draft, or money order drawn to the order of "Southcoast Financial Corporation." Subscriptions and full payment must be received on or prior to the Expiration Date (as defined below).

         Southcoast reserves the right to reject any offer of subscription in whole or in part or to cancel acceptance of any subscription offer, in whole or in part, for any reason whatsoever until the date the shares subscribed are issued. If all or part of a subscription is not accepted or is cancelled by Southcoast, all funds relating to the unaccepted or cancelled portion shall be promptly returned to the subscriber without interest thereon. Only the President of Southcoast has the authority to accept or reject a subscription, or portion thereof, on behalf of Southcoast.

Expiration Date or Extension of the Offering

         Southcoast will offer shares of the Common Stock hereunder until the earlier of (1) receipt by Southcoast of subscriptions for an aggregate of 1,000,000 shares; (2) a decision by Southcoast to terminate the offering; or (3) October 31, 2001 (the "Expiration Date"). While Southcoast intends to use its best efforts to sell 1,000,000 shares, the offering may be terminated without notice to anyone before all such shares are sold. No minimum amount of shares is required to be sold in this offering.

         The Expiration Date may be extended until December 31, 2001, in the discretion of Southcoast. The extension of the Expiration Date may cause an increase in the expenses incurred by Southcoast in connection with this offering.

Issuance of Stock Certificates

         Southcoast will promptly issue certificates for shares of Common Stock offered hereby with respect to subscriptions that have been accepted by Southcoast and paid for by the subscriber.

                                 USE OF PROCEEDS

         After deduction of offering expenses estimated at approximately $100,000, the net proceeds from this offering will be $9,900,000.00 if all shares offered are sold and if no purchases are large enough to qualify for the purchase price discount. There is, however, no requirement that any minimum number of shares be sold. Accordingly, the net proceeds of the offering could be substantially less. Furthermore, even if all of the shares offered are sold, the net proceeds of the offering would be reduced by any discounts given on purchases of 5,000 or more shares.

         The net proceeds will be used to pay down up to approximately $1.5 million of debt. The remaining portion of the proceeds will be retained by Southcoast as working capital.

         Southcoast may use some of the proceeds to increase the capital of Southcoast Community Bank through the purchase by Southcoast of stock in Southcoast Community Bank. Southcoast Community Bank will use that capital to lend to customers, make investments and for working capital. Some of the proceeds could also be used to acquired the physical facilities for additional branch locations. (Opening of additional branches would require regulatory approvals.) The amounts to be used for the purposes described have not been determined. The determination will depend on the amount raised by the offering and the circumstances existing when the funds become available.

                            PRO FORMA CAPITALIZATION

         The following table sets forth the actual capitalization of Southcoast at March 31, 2001 and the pro forma capitalization after completion of this offering. The table assumes sale of 1,000,000 shares and deduction of offering expenses, which are assumed to be the maximum estimated. The table also assumes the shares are all purchased at full price with no discounts for purchases of 5,000 or more shares. Since no minimum number of shares is required to be sold in this offering, however, the pro forma capitalization after the offering could be substantially lower.

                                                                                                      Actual
                                                                                                     March 31,                 Pro
                                                                                                       2001                   Forma
                                                                                                       ----                   -----
Shareholders' Equity                                                                                     (Dollars in thousands)
Common Stock, no par value (20,000,000 Shares Authorized)
     937,563 Shares Outstanding ......................................................              $  9,572
               1,937,563 Shares Outstanding ..........................................                                      $ 19,472
     Retained Deficit ................................................................                  (400)                  (400)
     Accumulated other comprehensive income ..........................................                    13                     13
                                                                                                    --------               --------
          Total Shareholders' Equity .................................................              $  9,185               $ 19,085
                                                                                                    ========               ========

                                    DIVIDENDS

         Southcoast does not plan to pay cash dividends in the forseeable future. It plans to use the funds that might otherwise be available to pay dividends to expand the business of Southcoast and Southcoast Community Bank.

         There can be no assurance when, or whether, Southcoast will be in a position to pay cash dividends on the Common Stock. The most likely source of dividends to be paid by Southcoast will be dividends paid to Southcoast by Southcoast Community Bank. However, the Board of Directors anticipates that all or substantially all of Southcoast Community Bank's earnings in the foreseeable future may be required for use in the development of the Bank's business. Declaration and payment of future dividends and the type of dividend, cash or stock, are dependent upon the Bank's earnings, financial condition, its need to retain earnings for use in the business, and other pertinent factors.

         The payment of cash dividends by Southcoast Community Bank may also be affected or limited by other factors, such as the requirements to maintain adequate capital above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of cash dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. Paying dividends that deplete a bank's capital base to an inadequate level may constitute an unsafe and unsound banking practice. The FDIC has issued policy statements which provide that insured banks should generally only pay cash dividends out of current operating earnings.

                  BUSINESS OF SOUTHCOAST FINANCIAL CORPORATION

Organization and History

         Southcoast is a South Carolina corporation organized in 1999 under the laws of South Carolina for the purpose of being a holding company for Southcoast Community Bank (the "Bank"). On April 29, 1999, pursuant to a Plan of Exchange approved by the shareholders of the Bank, all of the outstanding shares of capital stock of the Bank were exchanged for shares of common stock of Southcoast and Southcoast became the owner of all of the outstanding capital stock of the Bank. Southcoast presently engages in no business other than that of owning the Bank and has no employees. The Bank employed 40 persons full time at April 30, 2001.

         The Bank is a South Carolina state bank that was incorporated in June, 1998, and commenced operations as a commercial bank in July, 1998. The Bank operates from its offices in Mt. Pleasant, Charleston and Moncks Corner, South Carolina. The main office is located at 530 Johnnie Dodds Boulevard, in Mt. Pleasant, South Carolina and opened in 1998, the Charleston office is located at 802 Savannah Highway in Charleston, South Carolina and opened in 1999, and the Moncks Corner office is located at 337 East Main Street in Moncks Corner, South Carolina and opened in 2000. Southcoast has permission to open another branch in Mt. Pleasant and is renovating a building for that purpose. That branch is expected to open in the third quarter of 2001.

         Since the Bank's opening in 1998, the Bank and Southcoast have grown steadily as is shown in the table below.

                             Selected Financial Data

(Dollars in thousands, except per share data)                March 31,                      At or year ended December 31,
                                                               2001                  2000                1999                 1998
                                                               ----                  ----                ----                 ----
Loans, net .....................................            $ 83,568              $ 74,434            $ 43,153             $ 11,147
Total Assets ...................................             105,355                92,128              55,249               20,683
Deposits .......................................              77,687                66,172              38,245                9,559
Other Borrowings ...............................              17,800                16,225               6,900                  950
Shareholders' Equity ...........................               9,185                 9,153               9,721               10,075
Per share data:*
     Earnings ..................................            $   0.10**            $   0.21            $  (0.25)            $  (0.43)
     Book value ................................                9.78                  9.66                9.28                 9.61
Number of offices ..............................                   3                     3                   2                    1
Number of accounts .............................               4,283                 4,009               2,343                  561

---------------------------------------------------------
*Amounts have been adjusted to reflect an 11-for-10 stock split in the form of a 10% stock dividend declared March 3, 1999 and a 10% stock dividend declared March 2, 2001. **For the quarter.

         Taking advantage of the opportunity to buy its stock for less than its book value, in 2000 and the first quarter of 2001, Southcoast repurchased 113,426 shares of its common stock for a total price of $970,936 or an average per share price of $8.56.

Services

         The Bank offers a full array of domestic commercial bank services. Deposit services include business and personal checking accounts, NOW accounts, savings accounts, money market accounts, various term certificates of deposit, IRA accounts, and other deposit services. Most of the Bank's deposits are attracted from individuals, small businesses and other financial institutions. The Bank does not offer trust services.

         The Bank offers secured and unsecured, short-to-intermediate term loans, with floating and fixed interest rates for commercial, consumer and residential purposes. Consumer loans include: car loans, home equity improvement loans (secured by first and second mortgages), personal expenditure loans, education loans, overdraft lines of credit, and the like. Commercial loans include: short term unsecured loans, short and intermediate term real estate mortgage loans, loans secured by listed stocks, and loans secured by equipment, inventory, accounts receivable, and the like. Management believes that the credit staff possesses knowledge of the community and lending skills sufficient to enable the Bank to maintain a sufficient volume of high quality loans.

         Management of the Bank believes that the loan portfolio is adequately diversified. There are no significant concentrations of loans in any particular individuals, industries or groups of related individuals or industries, and the Bank has no foreign loans. The loan portfolio consists primarily of mortgage loans and extensions of credit to businesses and individuals in the Bank's service area within Charleston and Berkeley Counties, South Carolina. The economy of this area is diversified and does not depend on any one industry or group of related industries. Management has established loan policies and practices that include set limitations on loan-to-collateral value for different types of collateral, requirements for appraisals, obtaining and maintaining current credit and financial information on borrowers, and credit approvals.

         Other services offered by the Bank include residential mortgage loan origination services, safe deposit boxes, night depository service, VISA(R) and MasterCard(R) charge cards, tax deposits, travelers checks, and twenty-four hour automated teller service. The ATMs are part of the Intercept network.

Market Area

         The Bank's primary market areas are Mt. Pleasant, Charleston and Moncks Corner, South Carolina, and the immediately surrounding areas of Charleston and Berkeley Counties. Berkeley County, Charleston County and an adjoining county make up the Charleston-North Charleston, South Carolina Metropolitan Statistical Area (the "Charleston MSA"). The population of the Charleston MSA was about 550,000 in 2000, having increased a little over 8% since 1990. U. S. Census Bureau data shows that in 1990 there were 121,800 single family homes in the Charleston MSA. It also shows that in 1997 retail sales in the Charleston MSA were $4.54 billion while manufacturers shipments were valued at $6.59 billion. In 1999 there were 5,854 new housing units authorized by building permits in the Charleston MSA according to the census data. Charleston is a major tourist destination with historic significance and charm as well as recreational attractions such as beaches and golf. The port of Charleston is the first ranked container cargo port on the Southeast and Gulf Coasts, and is second only to New York and New Jersey on the East Coast. Continued growth of the port's business is expected in light of recent expansions of facilities.

         The banking industry plays an important role in the economy of an area. Based on data reported by the FDIC, financial institution deposits in the Charleston MSA grew from $3.78 billion in 1990 to $4.28 billion in 2000.

Competition

         Competition between commercial banks and thrift institutions (savings and loan associations) and credit unions has intensified significantly as a result of the elimination of many previous distinctions between the various types of financial institutions, and the expanded powers and increased activity of thrift institutions in areas of banking that previously had been the sole domain of commercial banks. Recent legislation, together with other regulatory changes by the primary regulators of the various financial institutions, has resulted in the elimination of many distinctions between a commercial bank and thrift institution. Consequently, competition among financial institutions of all types is virtually unlimited with respect to legal authority to provide most financial services. In the conduct of certain areas of its business, the Bank also competes with credit unions, consumer finance companies, insurance companies, money market mutual funds and other financial institutions, some of which are not subject to the same degree of regulation and restriction as is the Bank.

         The Bank's offices are located in Berkeley County and Charleston County, South Carolina, for which the most recent market share data available is as of June 30, 2000. At that time, 17 banks, savings and loans, and savings banks with 125 branch locations competed in Berkeley County and Charleston County for aggregate deposits of approximately $3.74 billion.

         Banks generally compete with other financial institutions through the savings products and services offered, the pricing of services, the level of service provided, the convenience and availability of services, and the degree of expertise and personal concern with which services are offered. Many of the Bank's competitors have substantially greater resources and lending limits than the Bank and offer certain services, such as international banking services and trust services, that the Bank does not provide. Moreover, most of these competitors have more numerous branch offices located throughout their market areas, which gives them a competitive advantage over the Bank. Nonetheless, the Bank's management believes that the Bank can fill a niche and compete effectively by offering a high degree of personal, efficient service and prompt, local credit decisions.

         The banking industry is significantly affected by prevailing economic conditions as well as by government policies and regulations concerning, among other things, monetary and fiscal affairs, the housing industry and financial institutions. Deposits at banks are influenced by a number of economic factors, including interest rates, competing investments, levels of personal income and savings, and the extent to which interest on retirement savings accounts is tax deferred. Lending activities are also influenced by a number of economic factors, including demand for and supply of housing, conditions in the construction industry, and availability of funds. Primary sources of funds for lending activities include savings deposits, income from investments, loan principal repayments, and proceeds from sales of loans to conventional participating lenders.

Property

         Southcoast owns the real property at 530 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina, where its main offices are located. Another piece of property owned by Southcoast in Mt. Pleasant, South Carolina, is being renovated for use as a branch. Southcoast also owns the properties in Charleston County and Berkeley County, South Carolina, where its branch offices are located. All properties are believed to be well suited for Southcoast's needs.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         This discussion is intended to assist in understanding the financial condition and results of operations of Southcoast for the years ended December 31, 2000, 1999 and 1998, and for the quarters ended March 31, 2001 and 2000. This information should be read in conjunction with Southcoast's financial statements and related notes contained in this Prospectus. Because the Bank is responsible for all of Southcoast's operations, the discussion refers to the results of operations of the Bank. The Bank opened for business in mid-1998.

YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

Earnings Performance

         The Bank had net income from operations for the year ended December 31, 2000 of $210,351, or $0.21 per share, compared to a net losses for the years ended December 31, 1999 and 1998 of $263,000 or $.25 per common share and $451,147 or $.43 per common share, respectively. The Bank had net interest income (the difference between interest earned on interest earning assets and interest paid on interest bearing liabilities) of $2,977,809 for 2000 as compared to $1,889,280 for 1999 and $408,096 for 1998. The Bank also had other operating income (principally service charges, fees and commissions) of $647,713 in 2000, $232,452 in 1999 and $20,090 in 1998. The Bank provided $120,000,
$510,000 and $325,000 to its reserve for loan losses in 2000, 1999 and 1998 respectively, and had other operating expenses (principally salaries and benefits and occupancy and equipment expenses) of $3,187,058 in 2000, $2,011,857 in 1999 and $786,741 in 1998.

Net Interest Income

         Net interest income is the amount of interest earned on interest earning assets (loans, investment securities, time deposits in other banks and federal funds sold), less the interest expenses incurred on interest bearing liabilities (interest bearing deposits and borrowed money), and is the principal source of the Bank's earnings. Net interest income is affected by the level of interest rates, volume and mix of interest earning assets and interest bearing liabilities and the relative funding of these assets.

         During  the year ended  December  31,  2000,  net  interest  income was
$2,977,809. For the year ended December 31, 1999, net interest income was $1,889,280. This increase was primarily attributable to an increase in volume as average interest earning assets increased to $66,637,000 in 2000 from
$34,417,000 in 1999. The increase in volume was attributable to continuing growth of the Bank's main office, as well as the opening of new branches in September, 1999 and May, 2000. Net interest income increased $1,481,184 from 1998 to 1999. This increase was primarily attributable to an increase in volume as average interest earning assets increased to $34,417,000 in 1999 from $6,104,000 in 1998. The increase in volume was attributable to growth of the Bank's main office, as well as the opening of a new branch in September, 1999

         The average yield on interest earning assets increased from 8.11% to 9.15% from 1998 to 1999 and to 9.71% in 2000, while the average cost of interest bearing liabilities increased from 4.79% to 5.03% and to 6.12% for the same years. The net yield on average interest earning assets decreased from 6.68% in 1998 to 5.49% in 1999 and decreased from 5.49% in 1999 to 4.47% in 2000.

         The table "Average Balances, Yields and Rates," provides a detailed analysis of the effective yields and rates on the categories of interest earning assets and interest bearing liabilities for the years ended December 31, 2000 and 1999.

                       Average Balances, Yields and Rates
                             (Dollars in Thousands)

                                                       Year Ended December 31, 2000       Year Ended December 31,1999
                                                       ----------------------------       ---------------------------
                                                                   Interest                           Interest
                                                       Average      Income/    Yields/    Average      Income/     Yields/
                                                       Balance(1)   Expense     Rates   Balance(1)     Expense      Rates
                                                       ----------   -------     -----   ----------     -------      -----
Assets
Federal funds sold .................................   $ 1,955      $  130     6.62%     $ 2,799        $  137      4.89%
Investment securities ..............................     5,003         329     6.58%       4,211           259      6.15%
Loans ..............................................    59,679       6,014    10.08%      27,407         2,752     10.04%
                                                       -------      ------    -----      -------        ------     -----
  Total interest earning assets ....................    66,637       6,473     9.71%      34,417         3,148      9.15%
Other assets .......................................     7,541                             3,883
                                                       -------                           -------
  Total assets .....................................   $74,178                           $38,300
Liabilities and shareholders' equity
Interest bearing deposits ..........................   $46,919      $2,824     6.02%     $21,996        $1,110      5.05%
FHLB advances ......................................    10,195         671     6.58%       3,029           149      4.91%
                                                       -------      ------     ----      -------        ------      ----
    Total interest bearing liabilities .............    57,114       3,495     6.12%      25,025         1,259      5.03%
Noninterest bearing demand deposits ................     7,064                             3,305
Other liabilities ..................................       431                                82
    Total liabilities ..............................    64,609                            28,412
Shareholders' equity ...............................     9,569                             9,888
                                                       -------                           -------
  Total liabilities and  shareholders' equity ......   $74,178                           $38,300
Interest rate spread (2) ...........................                           3.59%                                4.12%
Net interest income and net yield
  on earning assets (3) ............................                $2,978     4.47%                   $ 1,889      5.49%
Interest free funds supporting earning assets (4) ..    $9,523                           $ 9,392

(1)  Average balances are computed on a daily basis.
(2) Total interest earning assets yield less total interest bearing liabilities rate.
(3)  Net interest  income divided by total interest  earning  assets.
(4)  Total interest earning assets less total interest bearing liabilities.

Rate/Volume Analysis of Net Interest Income

         The effect of changes in average balances (volume) and rates on interest income, interest expense and net interest income, for the periods indicated, is shown below. The effect of a change in average balance has been determined by applying the average rate in the earlier period to the change in average balance in the later period, as compared with the earlier period. The effect of a change in the average rate has been determined by applying the average balance in the earlier period to the change in the average rate in the later period, as compared with the earlier period. Changes resulting from average balance/rate variances are included in changes resulting from rate.



                                                                                            Year Ended December 31,
                                                                                             2000 compared to 1999
                                                                                           Increase (Decrease) Due to
                                                                                           --------------------------
                                                                               Volume                 Rate                 Change
                                                                               ------                 ----                 ------
                                                                                              (Dollars in Thousands)
Interest earned on:
  Federal Funds Sold ..........................................               $   (41)               $    34                $    (7)
  Investments .................................................                    48                     22                     70
  Net Loans ...................................................                 3,240                     22                  3,262
                                                                              -------                -------                -------

Total Interest Income .........................................                 3,247                     78                  3,325
                                                                              -------                -------                -------

Interest paid on:
  Deposits ....................................................                 1,258                    456                  1,714
  FHLB Advances ...............................................                   352                    170                    522
                                                                              -------                -------                -------

Total Interest Expense ........................................                 1,610                    626                  2,236
                                                                              -------                -------                -------

Change in Net Interest Income .................................               $ 1,637                $  (548)               $ 1,089
                                                                              =======                =======                =======

         Interest Rate Sensitivity

         Interest rate sensitivity management is concerned with the timing and magnitude of repricing assets compared to liabilities and is an important part of asset/liability management. It is the objective of interest rate sensitivity management to generate stable growth in net interest income, and to control the risks associated with interest rate movement. Management constantly reviews interest rate risk exposure and the expected interest rate environment so that adjustments in interest rate sensitivity can be timely made.

         The table, "Interest Sensitivity Analysis," indicates that, on a cumulative basis through twelve months, repricing rate sensitive liabilities exceeded rate sensitive assets, resulting in a liability sensitive position at December 31, 2000 of $384,000 for a cumulative gap ratio of 0.99%. When interest sensitive liabilities exceed interest sensitive assets for a specific repricing "horizon," a negative interest sensitivity gap results. The gap is positive when interest sensitive assets exceed interest sensitive liabilities. For a bank with a negative gap, such as the Bank, rising interest rates would be expected to have a negative effect on net interest income and falling rates would be expected to have the opposite effect.

         The table below reflects the balances of interest earning assets and interest bearing liabilities at the earlier of their repricing or maturity dates. Amounts of fixed rate loans are reflected at the earlier of their contractual maturity date or the date at which the loans may be repriced contractually. Time deposits in other banks are reflected in the deposits' maturity dates. Repurchase agreements and other borrowed funds are reflected in the earliest contractual repricing interval due to the immediately available nature of these funds. Interest bearing liabilities with no contractual maturity, such as interest bearing transaction accounts and savings deposits, are reflected in the earliest repricing interval due to contractual arrangements which give management the opportunity to vary the rates paid on these deposits within a thirty day or shorter period. However, the Bank is under no obligation to vary the rates paid on those deposits within any given period. Fixed rate time deposits are reflected at their contractual maturity dates. Fixed rate advances are reflected at their contractual maturity dates, and variable rate advances are reflected in the earliest repricing interval since they were borrowed under the daily rate credit option, and reprice daily.

                          Interest Sensitivity Analysis

                                                                          December 31, 2000
                                                                          -----------------
                                                                Within         4-12         Over 1-5         Over 5
                                                               3 Months       Months          Years           Years          Total
                                                               --------       ------          -----           -----          -----
                                                                                     (Dollars in thousands)
Interest earning assets
   Time deposits in other banks ........................      $    760       $      0        $      0       $      0        $    760
   Federal funds sold ..................................         1,350              0               0              0           1,350
   Other investments ...................................           999              0           3,215              0           4,214
   Loans
     Fixed rate ........................................         3,033          5,374           8,858          9,415          26,680
     Variable rate .....................................        23,964         16,712           6,890          1,129          48,695

       Total interest earning assets ...................      $ 30,106       $ 22,086        $ 18,963       $ 10,544        $ 81,699

Interest bearing liabilities
   Interest bearing deposits
     Interest bearing transaction accounts .............           869              0               0          2,742           3,611
     Savings ...........................................         8,368          2,789               0          3,203          14,360
     Time deposits $100M and over ......................         6,562          6,524             947              0          14,033
     Other time deposits ...............................         8,930         14,509           1,488              0          24,927
       Total interest bearing deposits .................        24,729         23,822           2,435          5,945          56,931
     FHLB borrowing ....................................         4,025              0           3,200          9,000          16,225

       Total interest bearing liabilities ..............      $ 28,754       $ 23,822        $  5,635       $ 14,945        $ 73,156

Interest sensitivity gap ...............................         1,352         (1,736)         13,328         (4,401)
Cumulative interest sensitivity gap ....................         1,352           (384)         12,944          8,543

Gap ratio ..............................................          1.05%          0.93%           3.37%           .71%
Cumulative gap ratio ...................................          1.05%          0.99%           1.22%          1.12%


Provision for Loan Losses

         The allowance for loan losses, established through charges to expense in the form of a provision for loan losses, allows for estimated loan losses inherent in the Bank's loan portfolio. Loan losses or recoveries are charged or credited directly to the allowance. The level of the allowance for loan losses is based on management's judgment as to the amount required to maintain an allowance adequate enough to provide for probable losses which have been incurred in the loan portfolio as of the balance sheet date although the exact amount of such losses and the specific loans cannot be identified yet. The Bank provided $120,000, $510,000 and $325,000 to the allowance during the years ended December 31, 2000, 1999 and 1998, respectively.

Other Income

         Other income, which consists primarily of service fees on deposit accounts, fees on loans sold and other fee income, increased by $415,261 or 278% for the year ended December 31, 2000 as compared to the year ended December 31, 1999 and increased $212,362 in 1999 over the amount for the year ended December 31, 1998. . The increases were primarily the result of increases in deposit accounts and the increased volume of loans sold.

Other Expenses

         Other expenses, which consist primarily of salaries and employee benefits, net occupancy, and data processing expenses, totaled $3,187,058 for the year ended December 31, 2000 as compared to $2,011,857 for the year ended December 31, 1999 and to $786,741 for the year ended December 31, 1998. The increase in expenses was due to increases in staff and facilities needed to support the increase in assets and the opening of the new branch offices, as well as to the fact the Bank did not open for business until mid-1998.

Income Taxes

         During the year ended December 31, 2000, the Bank recorded a tax expense of $108,113 compared to tax benefits of $137,125 and $232,408 for the years ended December 31, 1999 and 1998, respectively. The Bank accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Certain items of income and expense (principally provision for loan losses, depreciation, and pre-opening expenses) are included in one reporting period for financial accounting purposes and another for income tax purposes.

Investment Portfolio

         As of December 31, 2000, the Bank's investment portfolio comprised approximately 4.6% of its total assets. The following table summarizes the carrying value amounts of securities held by the Bank at December 31, 2000 and at December 31, 1999. Available-for-sale securities are stated at estimated fair value. The Bank had no securities which were held for investment at December 31, 2000 or 1999.

                        Securities Portfolio Composition

                                                           December 31, 2000                         December 31, 1999
                                                           -----------------                         -----------------
                                                                 Net                                          Net
                                                              Unrealized                                   Unrealized
                                                   Book        Holding         Fair            Book          Holding           Fair
                                                  Value      Gain/(Loss)       Value           Value       Gain/(Loss)        Value
                                                  -----      -----------       -----           -----       -----------        -----
                                                                          (Dollars in thousands)
Available for sale:
U. S. Agency obligations ...............         $4,233         $  (19)         $4,214         $3,250         $ (129)         $3,121
                                                 ------         ------          ------         ------         ------          ------
          Total ........................         $4,233         $  (19)         $4,214         $3,250         $ (129)         $3,121
                                                 ======         ======          ======         ======         ======          ======

         The following table presents maturities and weighted average yields of debt securities available for sale at December 31, 2000.

                   Securities Portfolio Maturities and Yields

                                                             December 31, 2000
                                                             Book
                                                            Value          Yield
                                                            -----          -----
                                                          (Dollars in thousands)
U. S. Government Agency obligations
         Due from one to five years ...............         $3,250         5.94%
         Due from five to ten years ...............              -           -
         Due after ten years ......................            983         7.83%
                                                            ------         ----
                  Total ...........................         $4,233         6.39%
                                                            ======         ====

Loan Portfolio

         Management believes the loan portfolio is adequately diversified. There are no significant concentrations of loans in any particular individuals or industry or group of related individuals or industries, and there are no foreign loans.

         The amount of loans outstanding at December 31, 2000 and 1999, are shown in the following table according to type of loan:


                           Loan Portfolio Composition

                                                                    December 31,
                                                     2000               1999
                                                     ----               ----
                                                 (Dollars in thousands)
         Commercial ..........................     $ 27,938             $ 7,925
         Real estate - Construction ..........          874               3,704
         Real estate - Mortgage ..............       43,492              30,267
         Consumer ............................        3,071               2,092
             Total loans .....................       75,375              43,988
         Less allowance for loan losses ......       ( 941)                (835)
                                                    $74,434             $43,153

         A certain degree of risk is inherent in the extension of credit. Management has established loan and credit policies designed to control both the types and amounts of risks assumed and to ultimately minimize losses. Such policies include limitations on loan-to-collateral values for various types of collateral, requirements for appraisals of real estate collateral, problem loan management practices and collection procedures, and nonaccrual and charge-off guidelines.

         Commercial loans primarily represent loans made to businesses, and may be made on either a secured or an unsecured basis. When taken, collateral usually consists of liens on receivables, equipment, inventories, furniture and fixtures. Unsecured business loans are generally short-term with emphasis on repayment strengths and low debt to worth ratios. Commercial lending involves significant risk because repayment usually depends on the cash flows generated by a borrower's business, and the debt service capacity of a business can deteriorate because of downturns in national and local economic conditions, as well as situations peculiar to a borrower's business or industry. To control risk, initial and continuing financial analysis of a borrower's financial information is required.

         Real estate construction loans generally consist of financing the construction of 1-4 family dwellings and some nonfarm, nonresidential real estate. Usually, loan-to-cost ratios are limited to 80% and permanent financing commitments are required prior to the advancement of loan proceeds.

         Loans secured by real estate mortgages comprised nearly 58% of the Bank's loan portfolio at December 31, 2000. Residential real estate loans consist mainly of first and second mortgages on single family homes, with some multifamily loans. Loan-to-value ratios for these instruments are generally limited to 80%. Nonfarm, nonresidential loans are secured by business and commercial properties with loan-to-value ratios generally limited to 80%. The repayment of both residential and business real estate loans is dependent primarily on the income and cash flows of the borrowers, with the real estate serving as a secondary or liquidation source of repayment.

Maturity and Interest Sensitivity Distribution of Loans

         The following table sets forth the maturity distribution of the Bank's loans, by type, at December 31, 2000, as well as the type of interest requirement on such loans.

                                                                                               December 31, 2000
                                                                                               -----------------
                                                                           One Year          One to        Five Years
                                                                            Or Less        Five Years       Or More          Total
                                                                            -------        ----------       -------          -----
                                                                                            (Dollars in thousands)
Commercial, financial and industrial ...............................         $ 8,917         $10,502         $ 8,519         $27,938
Real estate - construction .........................................             576             298               0             874
Real estate - mortgage .............................................           3,726          16,204          23,562          43,492
Consumer installment ...............................................             442           2,090             539           3,071
                                                                             -------         -------         -------         -------
         Total loans ...............................................         $13,661         $29,094         $32,620         $75,375

Predetermined rate, maturity greater  than one year ................         $ 8,858         $ 9,415         $18,273

Variable rate or maturity within one year ..........................         $13,661         $20,236         $23,205         $57,102

Nonperforming Loans; Other Problem Assets

         When a loan is 90 days past due as to interest or principal or there is serious doubt as to collectibility, the accrual of interest income is generally discontinued unless the estimated net realizable value of collateral is sufficient to assure collection of the principal balance and accrued interest. When the collectibility of a significant amount of principal is in serious doubt, the principal balance is reduced to the estimated fair value of collateral by charge-off to the allowance for loan losses and any subsequent collections are credited first to the remaining principal balance and then to the allowance for loan losses as a recovery of the amount charged off. A nonaccrual loan is not returned to accrual status unless principal and interest are current and the borrower has demonstrated the ability to continue making payments as agreed. At December 31, 2000, the Bank had $163,000 of nonaccrual loans or loans 90 days or more past due. The gross interest income which would have been recorded under the original terms of the loans amounted to $10,635 in 2000. At December 31, 1999 the bank had no nonaccrual loans or loans 90 days or more past due.

Potential Problem Loans

         Management has identified and maintains a list of potential problem loans. These are loans that are not included in nonaccrual status, or loans that are past due 90 days or more and still accruing interest. A loan is added to the potential problem list when management becomes aware of information about possible credit problems of borrowers that causes serious doubts as to the ability of such borrowers to comply with the current loan repayment terms. There were no loans determined by management to be potential problem loans at December 31, 2000.

Real Estate Owned

         The Bank had no real estate owned pursuant to foreclosure or in-substance foreclosure at either December 31, 2000 or 1999. Real estate owned is initially recorded at the lower of net loan principal balance or its estimated fair market value less estimated selling costs. The estimated fair value is determined by appraisal at the time of acquisition.


Allowance for Loan Losses

         The allowance for loan losses is increased by direct charges to operating expense. Losses on loans are charged against the allowance in the period in which management has determined that it is more likely than not such loans have become uncollectible. Recoveries of previously charged-off loans are credited to the allowance. The table, "Summary of Loan Loss Experience," summarizes loan balances at the end of each period indicated, averages for each period, changes in the allowance arising from charge-offs and recoveries by loan category, and additions to the allowance which have been charged to expense.

         In reviewing the adequacy of the allowance for loan losses at each year end, management took into consideration the historical loan losses experienced by the Bank, current economic conditions affecting the borrowers' ability to repay, the volume of loans, and the trends in delinquent, nonaccruing, and potential problem loans, and the quality of collateral securing nonperforming and problem loans. After charging off all known losses, management considers the allowance for loan losses adequate to cover its estimate of probable losses which had been incurred in the loan portfolio as of December 31, 2000.

         In calculating the amount required in the allowance for loan losses, management applies a consistent methodology that is updated quarterly. The methodology uses a loan risk grading system and detailed loan reviews to assess credit risks and the overall quality of the loan portfolio, as well as other off-balance-sheet credit risks such as loan commitments and standby letters of credit. Also, the calculation provides for management's assessment of trends in national and local economic conditions that might affect the general quality of the loan portfolio. Regulators review the adequacy of the allowance for loan losses as part of their examination of the Bank and may require adjustments to the allowance based upon information available to them at the time of the examination.

         The allowance is not allocated to different segments of the portfolio. The Bank charges losses from any segment of the portfolio to the allowance without any allocation.

                         Summary of Loan Loss Experience

                                                                                                          Year Ended
                                                                                                          ----------
                                                                                         December 31, 2000         December 31, 1999
                                                                                         -----------------         -----------------
                                                                                                     (Dollars in thousands)
Total loans outstanding at end of period .............................................        $75,375                       $43,988
Average amount of loans outstanding ..................................................         59,679                        24,407

Balance of allowance for loan losses - beginning .....................................            835                           325
Loans charged off ....................................................................             14                             0

        Total charge-offs ............................................................             14                             0

Recoveries of loans previously charged-off ...........................................              0                             0

Net charge-offs ......................................................................             14                             0

Additions to allowance charged to expense ............................................            120                           510
                                                                                              -------                       -------

Balance of allowance for loan losses - ending ........................................        $   941                       $   835
                                                                                              =======                       =======

Ratios
     Net charge-offs during period to average
        loans outstanding during period ..............................................           0.02%                         0.00%
     Net charge-offs to loans at end of period .......................................           0.02%                         0.00%
     Allowance for loan losses to average loans ......................................           1.58%                         3.05%
     Allowance for loan losses
         to loans at end of period ...................................................           1.25%                         1.90%
     Allowance for loan losses to nonperforming loans
        at end of period .............................................................         577.30%                          N/A
     Net charge-offs to allowance for loan losses ....................................           1.49%                         0.00%
     Net charge-offs to provision for loan losses ....................................          11.67%                         0.00%


Deposits

         The amounts and percentage composition of deposits held by the Bank at December 31, 2000 and 1999 are summarized below:

                                    Deposits
                             (Dollars in Thousands)

                                                           December 31, 2000               December 31, 1999
                                                           -----------------               -----------------
                                                          Amount            %              Amount            %
                                                          ------          -----            ------          -----

Noninterest bearing demand .........................     $ 9,241           14.0           $ 5,667           14.8
Interest bearing transaction accounts ..............       3,611            5.5             1,194            3.1
Savings ............................................      14,360           21.7             5,294           13.9
Time deposits - $100M and over .....................      14,033           21.2            10,062           26.3
Other time deposits ................................      24,927           37.6            16,028           41.9
                                                         -------                          -------          -----
         Total deposits ............................     $66,172          100.0           $38,245          100.0
                                                         =======                          =======          =====

         As of December 31, 2000, the Bank held $14,033,000 in time deposits of $100,000 or more ("Jumbo Certificates"), with approximately $6,562,000 with maturities within three months, $2,177,000 with maturities over three through six months, $4,347,000 with maturities over six through twelve months, and $947,000 with maturities over twelve months. Wholesale time deposits (certificates generated through corporations, banks, credit unions, etc., on a national level) totaled $12,263,000 as of December 31, 2000. It is a common industry practice not to consider these Jumbo Certificates and wholesale time deposits as core deposits because their retention can be expected to be heavily influenced by rates offered, and therefore they have the characteristics of shorter-term purchased funds. Wholesale time and Jumbo Certificates deposits involve the maintenance of an appropriate matching of maturity distribution and a diversification of sources to achieve an appropriate level of liquidity. Such deposits are generally more volatile and interest rate sensitive than other deposits.

Return on Equity and Assets

         The following table shows the return on assets (net income divided by average assets), return on equity (net income divided by average equity), dividend payout ratio (dividends declared per share divided by net income per share), and equity to assets ratio (average equity divided by average total assets) for the years ended December 31, 2000 and 1999.

                                                   Years Ended December 31,
                                                  2000                1999
                                                  ----                ----

         Return on  assets ...................      .28%                 (0.68)%
         Return on  equity ...................     2.20%                 (2.66)%
         Dividend payout ratio ...............     0.00%                 0.00%
         Equity to asset ratio ...............    12.81%                25.82%

         The returns on assets and equity improved significantly from 1999 to 2000 but are still below levels typically found in community banks in South Carolina. The Bank has opened three offices since June 1998. In each case, the Bank has incurred substantial preopening and start up expenses which have reduced net income. The Bank plans to open an additional branch in 2001 and may open additional branches when it appears that doing so would be advantageous to the Bank. Any such additional openings will be likely to reduce earnings, at least temporarily.

Liquidity

         Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. Adequate liquidity is necessary to meet the requirements of customers for loans and deposit withdrawals in the most timely and economical manner. Some liquidity is ensured by maintaining assets which may be immediately converted into cash at minimal cost (amounts due from banks and federal funds sold). However, the most manageable sources of liquidity are composed of liabilities, with the primary focus on liquidity management being on the ability to obtain deposits within the Bank's service area. Core deposits (total deposits less Jumbo Certificates and wholesale time deposits) provide a relatively stable funding base, and were equal to 60.3% of total deposits at December 31, 2000. Asset liquidity is provided from several sources, including amounts due from banks and federal funds sold, and funds from maturing loans. The Bank is a member of the FHLB of Atlanta and, as such, has the ability to borrow against the security of its 1-4 family residential mortgage loans. At December 31, 2000, the Bank had borrowed $16.2 million from the FHLB of Atlanta and had the ability to borrow up to 20% of assets or an additional $2.2 million. The Bank also has $3 million available through lines of credit with other banks as an additional source of liquidity funding. Management believes that the Bank's overall liquidity sources are adequate to meet its operating needs.

Capital Resources

         The equity capital of Southcoast decreased by $568,232 during 2000 as the result of buying back 101,651 of its common shares at a cumulative cost of $861,834, offsetting this decrease are increases in capital due to an employee stock purchase plan, net operating income and unrealized gains in the investment portfolio.

         Southcoast and the Bank are subject to regulatory capital adequacy standards but, due to its small size, Southcoast's capital adequacy is measured by that of the Bank. Under these standards, financial institutions are required to maintain certain minimum ratios of capital to risk-weighted assets and average total assets. Under the provisions of the Federal Deposit Insurance

Corporation Improvement Act of 1991, federal financial institution regulatory authorities are required to implement prescribed "prompt corrective actions" upon the deterioration of the capital position of a bank. If the capital position of an affected institution were to fall below certain levels, increasingly stringent regulatory corrective actions are mandated.

         The Bank's December 31, 2000 capital ratios are presented in the following table, compared with the "well capitalized" and minimum ratios under the FDIC regulatory definitions and guidelines:

                                                                                                To be well
                                                                                               capitalized
                                                                     For capital               under prompt
                                                                  adequacy purposes             corrective
                                                                                            action provisions
                                                                  ------------------        -----------------
                                            Actual                     Minimum                   Minimum
                                     ---------------------        ------------------         ----------------
                                     Amount         Ratio         Amount       Ratio         Amount     Ratio
                                     ------         ------        ------       -----         ------   -------
                                                             (Dollars in thousands)
As of December 31, 2000
   Total Capital (to risk
      weighted assets) ...........   $10,714        16.87%        $5,081        8.0%        $6,352       10.0%
   Tier 1 Capital (to risk
      weighted assets) ...........     9,918        15.61%         2,541        4.0%         3,811        6.0
   Tier 1 Capital (to average
      assets)(leverage) ..........     9,918        11.37%         3,489        4.0%         4,361        5.0

Inflation

         Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

         While the effect of inflation on banks is normally not as significant as is its influence on those businesses which have large investments in plant and inventories, it does have an effect. During periods of high inflation, there are normally corresponding increases in the money supply, and banks will normally experience above-average growth in assets, loans and deposits. Also general increases in the prices of goods and services will result in increased operating expenses.

THREE MONTHS ENDED MARCH 31, 2001 AND 2000


Earnings Performance

         Southcoast's net income for the three months ended March 31, 2001 was $104,022 or $.10 per share, compared to net income of $37,147 or $.03 per share, for the three months ended March 31, 2000.

         Net interest income increased to $919,323 for the three months-ended March 31, 2001 compared to $641,458 for the three months ended March 31, 2000.


Net Interest Income

         Net interest income was $919,323 for the three months ended March 31, 2001, compared to $641,458 for the three months ended March 31, 2000.

         Average earning assets for the quarter ending March 31, 2001 increased to $89.4 million or 71.6 percent from the $52.1 million reported for the quarter ending March 31, 2000. The increase was mainly attributable to the increase in loans supported by a $37.0 million increase in interest bearing liabilities which resulted from favorable economic conditions in the Charleston market area, the opening of the Bank's third banking office in the second quarter of 2000, and the Bank's marketing efforts.

         The following table presents changes in Southcoast's net interest income which are primarily a result of changes in volume and rates of its interest earning assets and interest bearing liabilities. The increase in net interest income is due to increased volume of earning assets and interest bearing liabilities offset by a 45 basis point decrease in Southcoast's net interest spread. The net interest spread is the difference between the yield on earning assets minus the average rate of interest bearing liabilities.

                       Average Balances, Yields and Rates

                                                     Three months ended                          Three months ended
                                                       March 31, 2001                              March 31, 2000
                                                       --------------                              --------------
                                         Average         Income/       Yields/       Average         Income/      Yields/
                                         Balance         Expense        Rates        Balance         Expense       Rates
                                         -------         -------        -----        -------         -------       -----
Assets
Federal funds sold                    $ 2,188,533      $   29,412       5.38%       1,144,157     $   16,664       5.83%
Investments                             5,957,407          95,769       6.43        3,467,473         57,743       6.66
                                      -----------      ----------                   ---------     ----------

Total investments and federal
   funds sold .....................     8,145,940         125,181       6.15        4,611,630         74,407       6.45
Loans .............................    81,207,761       1,962,939       9.67       47,441,062      1,169,769       9.86
                                      -----------      ----------                  ----------     ----------

Total earning assets ..............    89,353,701       2,088,120       9.35       52,052,692      1,244,176       9.56
                                                       ----------                                 ----------

Other assets ......................     8,579,925                                   6,841,285
                                      -----------                                 -----------

Total assets ......................   $97,933,626                                 $58,893,977
                                      ===========                                 ===========

Liabilities
Interest bearing deposits .........   $62,620,362      $  908,940       5.81      $35,967,769     $  407,892       5.54
Other borrowings ..................    17,253,889         259,857       6.02        6,947,208        104,826       6.04
                                      -----------      ----------                 -----------     ----------
Total interest bearing ............    79,874,251       1,168,797       5.85       42,914,977        602,718       5.62
liabilities
Non-interest bearing liabilities ..     8,949,368                                   6,130,649
                                      -----------                                   ---------
Total liabilities .................    88,823,619       1,168,797       5.26       49,045,626        602,718       4.92

Equity ............................     9,110,007                                   9,848,351
                                      -----------                                 -----------

Total liabilities and Equity ......   $97,933,626                                 $58,893,977
                                      ===========                                 ===========

Net interest income/margin ........                    $  919,323       4.12                      $  641,458       4.93
                                                       ==========                                 ==========

Net interest spread ...............                                     3.50                                       3.94

         As reflected above, for the three months ended March 31, 2001, the average yield on earning assets was 9.35 percent, while the average cost of interest-bearing liabilities was 5.85 percent. For the three months ended March 31, 2000 the average yield on earning assets was 9.56 percent and the average cost of interest-bearing liabilities was 5.62 percent. The increase in the yield on earning assets is attributable to the increased volume of loans, which gives Southcoast a greater return than the other types of earning assets. The net interest margin is computed by subtracting interest expense from interest income and dividing the resulting figure by average interest-earning assets. The net interest margin for the three months ended March 31, 2001 was 4.12 percent compared to 4.93 percent for the three months ended March 31, 2000. The decrease in the net-interest margin is attributable to the increase in interest bearing liabilities which resulted in an increase in the cost of total liabilities to support earning assets. The cost of total liabilities was 5.26 percent for the three months ended March 31, 2001 compared to 4.92 percent for the three months ended March 31, 2000.

         The following table shows the effect of changes in average balances (volume) and rates on interest income, interest expense and net interest income.

                   Analysis of Changes in Net Interest Income

                                                                                        For the three months ended March 31, 2001
                                                                                        versus three months ended March 31, 2000
                                                                                        -----------------------------------------
                                                                                      Volume              Rate            Net change
                                                                                      ------              ----            ----------
Interest earned on:
Federal funds sold ....................................................            $ 15,013            $ (2,265)            $ 12,748
     Investments ......................................................              40,889              (2,863)              38,026
                                                                                   --------            --------             --------
     Total investments and federal funds sold .........................              55,902              (5,128)              50,774
     Net loans ........................................................             821,191             (28,021)             793,170
                                                                                   --------            --------             --------
Total interest income .................................................             877,093             (33,149)             843,944

Interest paid on:
Total interest-bearing liabilities ....................................             511,963              54,116              566,079
                                                                                   --------            --------             --------
Net interest income ...................................................            $365,130            $(87,265)            $277,865
                                                                                   ========            ========             ========

Non-Interest Income And Expenses

         Non-interest income for the three months ended March 31, 2001 was $229,375, compared to $88,034 for the three months ended March 31, 2000. The increase is due to the greater volume of loans sold and the increase in the number of deposit accounts resulting in increased fees on deposits.


         Non-interest expenses for the three months ended March 31, 2001 were $930,170, compared to $643,208 for the three months ended March 31, 2000. The increase of $286,962 is mainly attributable to increases in salaries and benefits, occupancy cost, furniture and equipment expenses and administrative expenses. These increases primarily relate to expenditures associated with the opening of the Moncks Corner branch in May 2000, the formation of a sales staff and the increase in administrative staff to support the growth.

Loans

         Commercial loans totaling $35.0 million made up 41 percent of the total loan portfolio as of March 31, 2001. Loans secured by real estate for construction and land development totaled $0.2 million while all other loans secured by real estate totaled $46.4 million or 55 percent of the total loan portfolio as of March 31, 2001. Installment loans and other consumer loans to individuals comprised $3.0 million or 4 percent of the total loan portfolio. The allowance for loan losses was 1.18 percent of loans as of March 31, 2001 compared to 1.25 percent as of December 31, 2000. In management's opinion, the allowance for loan losses is adequate. At March 31, 2001, the Bank had $270,000 of loans 90 days delinquent and still accruing interest and $161,000 of non-accruing loans.

Capital Resources

         The capital base for Southcoast increased by $32,919 for the first three months of 2001, due to operating income, unrealized gains on available for sale securities and capital raised through the Employee Stock Purchase Plan offset by $109,102 used to repurchase outstanding Southcoast common stock pursuant to the stock repurchase plan initiated in 2000. Repurchases had the effect of reducing Southcoast's equity capital by the amount paid. Southcoast's equity to asset ratio was 9.7 percent as of March 31, 2001 compared to 10.8 percent as of December 31, 2000.

         As shown in the table below, as of March 31, 2001, the Bank exceeded the minimum regulatory capital requirements.

                                 Capital Ratios


                                                      Actual
                                                      ------                Well Capitalized        Adequately Capitalized
                                                                               Requirement                Requirement
                                                                               -----------                -----------
                                                Amount        Ratio        Amount        Ratio         Amount        Ratio
                                                ------        -----        ------        -----         ------        -----
Total capital to risk weighted assets           $10,950      15.13%        $7,236       10.00%          $5,789       8.00%
Tier 1 capital to risk weighted assets           10,052      13.89          4,342        6.00            2,895       4.00
Tier 1 capital to average assets                 10,052      10.26          4,897        5.00            3,917       4.00

                           MARKET FOR THE COMMON STOCK

         The common stock of Southcoast is traded over-the-counter. Quotations of bid and ask information are provided electronically by the National Association of Securities Dealers, Inc.'s Over The Counter Bulletin Board. The reported high and low bid prices for each quarter of 2000 and 1999 and the first quarter of 2001 are shown in the following table. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


                                              Low*                      High*
                                              ----                      -----
             2001
         First Quarter ................     $ 8.00                     $ 8.78

             2000
         Fourth quarter ...............     $ 7.95                     $ 8.86
         Third Quarter ................       7.05                       8.75
         Second Quarter ...............       6.25                       7.61
         First Quarter ................       5.91                       7.16

            1999
         Fourth Quarter ...............     $ 7.05                     $ 8.64
         Third Quarter ................       7.27                       9.32
         Second Quarter ...............       8.64                       9.55
         First Quarter ................       6.82                       8.29
------------------
*Amounts adjusted to reflect an 11-for-10 stock split in the form of a 10% stock dividend declared March 3, 1999 and a 10% stock dividend declared March 2, 2001.

         As of May 15, 2001, there were  approximately  790 holders of record of
Southcoast's  common  stock,  excluding  individual   participants  in  security
position listings.

         Southcoast has never paid any cash dividends, and to support its continued capital growth, does not expect to pay cash dividends in the near future. The dividend policy of Southcoast is subject to the discretion of the Board of Directors and depends upon a number of factors, including earnings, financial conditions, cash needs and general business conditions, as well as applicable regulatory considerations. At present, Southcoast's only source of funds with which it could pay dividends is dividend payments from the Bank. South Carolina banking regulations restrict the amount of cash dividends that can be paid to shareholders, and all of the Bank's cash dividends to Southcoast are subject to the prior approval of the South Carolina Commissioner of Banking.


                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth, as of May 15, 2001, information about the Directors and Executive Officers of Southcoast.

                                                                                               Term as Director
Name, Address (Age)                  Position with Southcoast and the Bank                            Expires
-------------------                  -------------------------------------                     --------------------

William A. Coates (51)               Director                                                          2003
Greenville, SC

Thomas E. Hamer, Sr. (53)            Director                                                          2003
Isle of Palms, SC

Paul D. Hollen, III (52)             Director, Executive Vice President, Chief                         2002
Isle of Palms, SC                    Operations Officer

L. Wayne Pearson (53)                Director, Chairman, Chief Executive Officer of                    2003
Isle of Palms, SC                    Southcoast; Director, President, Chief Executive
                                     Officer of the Bank

Robert M. Scott (57)                 Director, Executive Vice President, Secretary,                    2004
Mt. Pleasant, SC                     Chief Financial Officer

James H. Sexton, Jr. (51)            Director                                                          2002
Mt. Pleasant, SC

James P. Smith (46)                  Director                                                          2002
Mt. Pleasant, SC

         Each director and executive officer has served since 1998, including his time of service as a director and/or an executive officer of the Bank.

         The following paragraphs set forth the principal occupation for the past five years for each director and executive officer as well as other information.

William A. Coates is a practicing attorney and a shareholder in the law firm of Love, Thornton, Arnold & Thomason, P.A., Greenville, South Carolina. Mr. Coates has been a member of the Bar of the State of South Carolina since 1974. He is a former federal prosecutor and served as chairman of the state Ethics Commission from 1981 to 1984. He has been a resident of Greenville, South Carolina for twenty years and is active in several social and business associations.

Thomas E. Hamer, Senior is the President and Chief Executive Officer of ABF Allied Business Forms, Inc., a business forms manufacturer, and President and Chief Executive Officer of Allied Printing Group. He has lived in the East Cooper area of Charleston for forty-nine years. Mr. Hamer is a 1970 graduate of Michigan State University with a Bachelor of Arts degree in Communication Arts. He has been in the business forms and printing business since 1975. The Allied Group is the largest independent business forms manufacturer in eastern South Carolina.

Paul D. Hollen, III, has been a resident of the East Cooper area for forty-one years. He graduated from Moultrie High School in 1966 and from the University of South Carolina in 1971 with a Bachelor of Science degree in Business Administration, Banking and Finance. After active service with the United States Air Force, Mr. Hollen was employed as a Vice-President and General Manager of Hollen Distributing Co. Inc. of Charleston from June 1976 until September 1986. Mr. Hollen had been a consultant in the field of industrial automation and computer network design prior to joining Lowcountry Savings Bank as Chief Operating Officer in 1994. While at Lowcountry Savings Bank, his responsibilities included loan processing automation, data processing and branch operations, until the merger with Carolina First Bank in 1997. Mr. Hollen was employed by Carolina First for Special Projects until October 1997. In October of 1997 he became an Organizer of the Bank, a position he held until the Bank opened in 1998.

L. Wayne Pearson was the President and Chief Executive Officer of Lowcountry Savings Bank, Mt. Pleasant, South Carolina from its organization until it was acquired by Carolina First Bank in July, 1997. From July, 1997 to October, 1997 Mr. Pearson was a private investor when he became an Organizer of the Bank, a position he held until the Bank opened in 1998. Prior to organizing Lowcountry Savings Bank Mr. Pearson was a Vice President of Cooper River Federal Savings and Loan Association, North Charleston, South Carolina, from 1972 through 1987. Mr. Pearson has been a resident of the East Cooper area of Charleston for 37 years. He is a 1970 graduate of Newberry College, Newberry, South Carolina where he received a Bachelor of Science degree in Business Administration. Mr. Pearson is currently serving as a Board Trustee and Treasurer of Newberry College. Additionally, Mr. Pearson is serving as a director of the Charleston Trident Homebuilders Association. Mr. Pearson served two terms as a Board Member of the South Carolina State Board of Financial Institutions from 1990 to 1999.

Robert M. Scott is a graduate of St. Joseph's University in Philadelphia, Pennsylvania with a Bachelor of Science degree in Accounting. He is also a graduate of the Bank Administration School of Banking at the University of Wisconsin, Madison, Wisconsin. Prior to its merger in 1997, Mr. Scott was the Chief Financial Officer of Lowcountry Savings Bank. Mr. Scott was employed by Carolina First Bank for Special Projects until October 1997. In October of 1997 he became an Organizer of the Bank, a position he held until the Bank opened in 1998. Prior to taking the position at Lowcountry in 1996, he spent twenty-six years in various Philadelphia commercial banks. He was Chief Financial Officer of First Republic Bank, Philadelphia, Pennsylvania from 1994 to 1996 and Chestnut Hill National Bank/National Penn Bank in Chestnut Hill, Pennsylvania from 1991 to 1994. The majority of his banking career in the Philadelphia market place was with Industrial Valley Bank, a $2 billion commercial bank acquired by Fidelity Bank in 1987. Mr. Scott is a certified public accountant.

James H. Sexton, Jr. DMD practices general dentistry in Mt. Pleasant, South Carolina. He is a 1975 graduate of the Medical University of South Carolina School of Dental Medicine and has actively practiced dentistry since 1975. Dr. Sexton is a fellow of the Academy of General Dentistry and an Associate Fellow
of the Academy of Implant Dentistry. He holds active memberships in the Christian Dental Society, American Dental Association, and the American Orthodontic Society. He is a past president of the South Carolina Implant Study Group. Dr. Sexton is an Elder and past treasurer of Sunrise Presbyterian Church on Sullivans Island, South Carolina. He lives with his wife Linda and two daughters in the East Cooper area of Charleston, where he has resided for forty-four years.

James P. Smith, C.L.U., is the Regional Manager for the American General Financial Group (Insurance) covering North Carolina, South Carolina and Georgia. Prior to its redesignation as the American General Financial Group in 2000, he was the Regional Manager for Franklin Life Insurance in South Carolina and Georgia. Mr. Smith is a graduate of Cedarville College in Cedarville, Ohio with a Bachelor of Arts in Education and received a Masters in Education from the University of Dayton, Dayton, Ohio in 1981. Mr. Smith was a teacher and coach for ten years until he went into the insurance business in 1986. After several successful years as a District Manager in Dayton for Franklin Life Insurance, he joined the home office Marketing Department's Superintendent of Agencies Program in 1989. After becoming Vice President in 1992, he received a promotion to head the Coastal Pines Region, based in Mt. Pleasant, South Carolina in 1993. Mr. Smith has achieved a Life Membership in the Franklin Million Dollar Conference with both personal and management qualifications. In May 2001, he received the American General Legion of Honor Award. Mr. Smith is active in several business and social organizations in the Charleston area.

         Messrs. Pearson, Hollen and Scott are the only executive officers of Southcoast.

         None of the principal executive officers or directors are related by blood, marriage or adoption in the degree of first cousin or closer.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The table below shows as to each director his name and the number and percentage of shares of Southcoast's common stock owned by him at May 15, 2001 and the pro forma number and percentage of shares expected to be owned by him after this offering. Such persons are not, however, obligated to purchase the number of shares included in the totals shown below, and may decide to purchase more or fewer shares. No person is known to management of Southcoast to be the beneficial owner of 5% or more of Southcoast's common stock.

                                               May 15, 2001
                                                  Actual                                           Pro Forma
                                -------------------------------------------     -----------------------------------------------
                                                                                                         % of Common Stock
                                  Number of Shares        % of Common            Number of Shares     Ownership if 1,000,000
                                 Beneficially Owned     Stock Ownership         Beneficially Owned        Shares Sold (9)
                                 ------------------     ---------------         ------------------        ---------------

William A. Coates (1)                  38,280                3.68%                    88,280                   4.54%
Thomas E. Hamer, Sr. (2)               15,507                1.50%                    65,507                   3.37%
Paul D. Hollen, III (3)                49,407                4.72%                    99,407                   5.09%
L. Wayne Pearson (4)                   49,015                4.68%                    99,015                   5.07%
Robert M. Scott (5)                    41,289                3.95%                    91,289                   4.68%
James H. Sexton, Jr. (6)               34,889                3.35%                    84,889                   4.36%
James P. Smith (7)                     38,774                2.73%                    88,774                   4.56%
                                       ------                -----                    ------                   ----
All Directors, nominees and
executive officers as a group
(7 persons) (8)                       257,161                22.89%                   617,161                 30.67%

-------------------------------
Except as noted, to the knowledge of management, all shares are owned directly with sole voting power.
(1)  Includes stock options for 8,936 shares.
(2)  Includes stock options for 5,427 shares.
(3)  Includes stock options for 14,548 shares.
(4)  Includes stock options for 16,005 shares.
(5) Includes stock options for 12,951 shares. Also includes 1,210 shares held by a trust as to which Mr. Scott shares voting power.
(6)  Includes stock options for 8,802 shares.
(7)  Includes stock options for 8,211 shares.
(8)  Includes stock options for 74,882 shares.
(9)  Assumes sale of all shares offered hereby.

                             Management Compensation

Executive Officer Compensation

         The following table sets forth the remuneration paid during the years ended December 31, 2000, 1999, and 1998 to the Chief Executive Officer and in 2000 and 1999 to the Executive Vice Presidents. No other officer of Southcoast was paid remuneration in excess of $100,000.

                           Summary Compensation Table

                                                                                 Number of
                                                                                Securities
                                                Annual Compensation(1)          Underlying
                                                ----------------------           Options            All Other
Name and Principal Position                 Year       Salary         Bonus      Awarded(2)      Compensation(3)
---------------------------                 ----       ------         -----      ----------      ---------------

L. Wayne Pearson                            2000     $172,286        $25,000        16,055           $27,621
  Chairman and Chief                        1999      130,269         15,000           -0-            19,339
  Executive Officer                         1998       62,666            -0-           -0-             1,033

Robert M. Scott                             2000     $112,982        $15,000        12,951           $22,535
  Executive Vice President                  1999       89,185         10,000           -0-            12,732

Paul D. Hollen, III                         2000     $112,732        $15,000        14,548           $22,249
  Executive Vice President                  1999       89,185         10,000           -0-            17,124

---------------------
(1) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of Mr. Pearson's, Mr. Scott's or Mr. Hollen's salary plus bonus payments.
(2)  Adjusted for 10% stock dividend declared March 2, 2001.
(3) Includes contributions by Southcoast to the Bank's 401(k) Plan on behalf of Mr. Pearson in the amounts of $1,003, $6,238 and $9,308 in fiscal years 1998, 1999, and 2000 respectively; and on behalf of Messrs. Scott and Hollen contributions to the 401(k) plan in the amounts of $3,831 and $4,523, respectively, for the fiscal year 1999 and $6,425 for the fiscal year 2000. Additional amounts paid in 2000 include: for Mr. Pearson - medical insurance $3,735, disability insurance $3,378 and life insurance $11,200; for Mr. Scott - disability insurance $2,910 and life insurance
     $13,200; for Mr. Hollen - medical insurance $2,245, disability insurance $2,378 and life insurance $11,200.

                        Option Grants In Last Fiscal Year

         The following table presents information about options granted to the persons named in the Summary Compensation Table in 2000. The number of shares and exercise prices have been adjusted to reflect a 10% stock dividend declared March 2, 2001.


                                             Individual Grants
                                             -----------------
                                     Number of           % of Total
                                     Securities           Options
                                     Underlying          Granted to         Exercise
                                      Options            Employees            Price              Expiration
        Name                          Granted            in 2000           (per share)              Date
        ----                          -------            -------           -----------              ----

L. Wayne Pearson ................      16,055              17.4%           $5.91-7.16               2005
Robert M. Scott .................      12,951              14.1%           $5.91-7.16               2005
Paul D. Hollen, III .............      14,548              15.8%           $5.91-7.16               2005

          Option Exercises And Year End Options Outstanding And Values

         The following table presents information about options held by the persons named in the Summary Compensation Table at December 31, 2000. The number of shares and exercise prices have been adjusted to reflect a 10% stock dividend declared March 2, 2001. No options were exercised by any such persons during the year ended December 31, 2000.

                                         Number of Securities                  Value of Unexercised
                                        Underlying Unexercised                     In-the-Money
                                           Options 12/31/00                     Options 12/31/00(1)
  Name                              Exercisable      Unexercisable       Exercisable        Unexercisable
  ----                              -----------      -------------       -----------        -------------
L. Wayne Pearson                       16,055             -0-              $42,963               -0-
Robert M. Scott                        12,951             -0-              $34,637               -0-
Paul D. Hollen, III                    14,548             -0-              $38,993               -0-

---------------
(1) Based on exercise prices ranging from $5.91 to $7.16 and assuming that the fair market value of Southcoast's common stock on December 31, 2000 was $8.64 per share.

Compensation of Directors

         Directors receive an annual retainer of $5,000.00 plus $500.00 for each meeting of the Board of Directors attended. Directors of the Bank are paid $250.00 for each monthly meeting of the Bank's board of directors attended. In 2000, non-employee directors were awarded options to purchase up to an aggregate of 31,376 shares of Southcoast's common stock under the 1999 Stock Option Plan which was approved by the shareholders at the 2000 Annual Meeting. The options expire five years after the date of grant and have an exercise price equal to the fair market value of the shares on the date of grant.

The Employee Stock Purchase Plan

         The Board of Directors has adopted, and the shareholders have ratified, the Employee Stock Purchase Plan (the "ESPP"). The purpose of the ESPP is to advance Southcoast's interest by enabling eligible employees of Southcoast and its affiliates to acquire an ownership interest in Southcoast through purchases of Common Stock at a discounted price. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         An "eligible employee" under the ESPP is an employee of Southcoast for federal tax withholding purposes, except employees who have been employed by Southcoast for less than six consecutive months. No employee is permitted to participate in the ESPP if immediately after a grant under the ESPP, the employee would own or hold 5% or more of the voting stock of Southcoast or 5% or more of the value of all Southcoast's shares. No employee is permitted to accrue the right at any time to purchase more than $25,000 worth of Southcoast's stock through the ESPP each calendar year.

         A maximum of 220,000 shares of Southcoast's Common Stock are available for sale to employees pursuant to the ESPP. The number of available shares may be adjusted for stock dividends, stock splits, stock conversions, exchanges, reclassifications or substitutions. Shares of Common Stock subject to the ESPP may be newly issued by Southcoast or purchased by Southcoast on the open market or otherwise.

         The ESPP permits the purchase of Common Stock through payroll deduction as follows: (a) the ESPP provides for quarterly periods during which payroll deductions will be accumulated (the "Offering Period"); (b) eligible employees may choose the percentage of their gross compensation up to a maximum of 10% to be deducted and applied to purchase shares of Common Stock under the ESPP; (c) at the beginning of the Offering Period, the eligible employees obtain stock options to purchase Common Stock under the ESPP at a 15% discount from the lower of the market value on (1) the first day of the Offering Period, or (2) the last day of the Offering Period; and (d) at the end of the Offering Period, the eligible employees are deemed to exercise these options to the extent of their payroll deductions. No fractional shares are issued.

         The ESPP is administered by the Board which, subject to the rules contained in the ESPP, would have complete authority, in its discretion, to interpret and apply the terms of the ESPP, to determine eligibility, and to adjudicate all disputed claims filed under the ESPP.

         The Board of Directors may terminate the ESPP at any time; provided, however, that no such termination will affect options outstanding at the time of termination. The ESPP will terminate in any case five years after its approval by the Board of Directors. If at any time the shares of Common Stock reserved for the ESPP are available for purchase but not in sufficient number to satisfy all the then unfilled purchase requirements, the available shares will be apportioned among the participants in proportion to their options and the ESPP will terminate. The Board of Directors may amend the ESPP after adoption, subject to the requirements of Section 423 of the Code relating to the requisite approval of Southcoast's shareholders.

1999 Stock Option Plan

         The Board of Directors of Southcoast has also adopted, and the shareholders have ratified, the 1999 Stock Option Plan, which reserves 110,000 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 1999 Stock Option Plan. The purpose of the 1999 Stock Option Plan is to provide directors, officers, key employees and others with an incentive which is aligned with the interests of the shareholders of Southcoast through the performance of Southcoast's Common Stock. Options under the Stock Option Plan may be either "incentive stock options" within the meaning of the Internal Revenue Code, or nonqualified stock options, and may be granted to persons who are employees of Southcoast or any subsidiary (including officers and directors who are employees) at the time of grant or, in the case of nonqualified options, to persons who are not employees, such as directors.

         Incentive stock options must have an exercise price not less than the fair market value of the Common Stock at the date of grant, as determined by a committee of the Board of Directors consisting of at least three non-employee directors (the "Committee"). Other options shall have the exercise price set by the Committee. The Committee may set other terms for the exercise of the options but may not grant more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. Payment for optioned shares may be in cash, Common Stock or a combination of the two.

         The Committee also selects the employees to receive grants under the 1999 Stock Option Plan and determines the number of shares covered by options granted under the 1999 Stock Option Plan. No options may be exercised after ten years from the date of grant and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is an employee of Southcoast, within three months after the date of termination of employment, within twelve months of disability, or within two years of death. The terms and conditions of other options relating to termination of employment, death or disability will be determined by the Committee. The 1999 Stock Option Plan will terminate on August 14, 2009, and no options will be granted thereunder after that date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Extensions of Credit. Southcoast, in the ordinary course of its business, may make loans to and has other transactions with directors, officers, principal shareholders, and their associates. Loans, if made, are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Southcoast expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, and their associates. The aggregate dollar amount of such loans outstanding at December 31, 2000 was $145,956. During 2000, $148,025 of new loans were made and repayments totaled $22,069.

         Real Estate. In July, 1998, Southcoast purchased the land on which Southcoast's main office was built from a partnership owned by Messrs. Hollen, Pearson and Scott, who are officers and directors of Southcoast. The price paid was $158,469 which was equal to the cost of the property to the partnership. In April, 2000, the partnership sold an adjoining parcel of land to Southcoast for expansion. Southcoast's purchase price of $630,000, was the appraised value of the property as determined by the lower of two independent appraisals.

                           SUPERVISION AND REGULATION

         Banks and bank holding companies are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the applicable statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of the Bank and Southcoast.

General

         As a bank holding company under the Bank Holding Company Act ("BHCA"), Southcoast obtained the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to acquire the Bank and is subject to the regulations of the Federal Reserve. Under the BHCA, Southcoast's activities and those of its subsidiaries are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries, or engaging in any other activity which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Southcoast may engage in a broader range of activities if it becomes a "financial holding company" pursuant to the Gramm-Leach-Bliley Act, which is described below under the caption "Recent Legislation." The BHCA prohibits Southcoast from acquiring direct or indirect control of more than 5% of the outstanding voting stock, or substantially all of the assets of any bank, or from merging or consolidating with another bank holding company without prior approval of the Federal Reserve. Additionally, the BHCA prohibits Southcoast from engaging in, or from acquiring, ownership or control of more than 5% of the outstanding voting stock of any company engaged in a non-banking business unless such business is determined by the Federal Reserve to be so closely related to banking as to be properly incident thereto. The BHCA generally does not place territorial restrictions on the activities of such non-banking related activities.

         Southcoast is subject to regulation and supervision by the South Carolina State Board of Financial Institutions (the "State Board"). A South Carolina bank holding company must provide the State Board with information with respect to the financial condition, operations, management and inter-company relationships of the holding company and its subsidiaries. The State Board also may require such other information as is necessary to keep itself informed about whether the provisions of South Carolina law and the regulations and orders issued thereunder by the State Board have been complied with, and the State Board may examine any bank holding company and its subsidiaries.

Obligations of Southcoast to its Subsidiary Bank

         A number of obligations and restrictions are imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance funds in the event the depository institution is in danger of becoming insolvent or is insolvent. For example, under the policy of the Federal Reserve, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. In addition, the "cross-guarantee" provisions of the Federal Deposit Insurance Act, as amended ("FDIA"), require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the FDIC as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver


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

is in the best interest of the SAIF or the BIF or both. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.

         The FDIA also provides that amounts received from the liquidation or other resolution of any insured depository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or shareholder. This provision would give depositors a preference over general and subordinated creditors and shareholders in the event a receiver is appointed to distribute the assets of the Bank.

         Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Capital Adequacy Guidelines for Bank Holding Companies and State Banks

         The various federal bank regulators, including the Federal Reserve and the FDIC have adopted risk-based and leverage capital adequacy guidelines for assessing bank holding company and bank capital adequacy. These standards define what qualifies as capital and establish minimum capital standards in relation to assets and off-balance sheet exposures, as adjusted for credit risks.

         Failure to meet capital guidelines could subject the Bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC and a prohibition on the taking of brokered deposits.

         The risk-based capital standards of both the Federal Reserve Board and the FDIC explicitly identify concentrations of credit risk and the risk arising from non-traditional activities, as well as an institution's ability to manage these risks, as important factors to be taken into account by the agencies in assessing an institution's overall capital adequacy. The capital guidelines also provide that an institution's exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agencies as a factor in evaluating a bank's capital adequacy. The Federal Reserve Board also has recently issued additional capital guidelines for bank holding companies that engage in certain trading activities.

         Southcoast and the Bank exceeded all applicable capital requirements by a wide margin at December 31, 2000 and March 31, 2001.

Payment of Dividends

         Southcoast is a legal entity separate and distinct from its bank subsidiary. Most of the revenues of Southcoast are expected to result from dividends paid to Southcoast by the Bank. There are statutory and regulatory requirements applicable to the payment of dividends by subsidiary banks as well as by Southcoast to its shareholders. It is not anticipated that Southcoast will pay cash dividends in the near future.

Certain Transactions by Southcoast with its Affiliates

         Federal law regulates transactions among Southcoast and its affiliates, including the amount of the Bank's loans to, or investments in, nonbank affiliates and the amount of advances to third parties collateralized by securities of an affiliate. Further, a bank holding company and its affiliates are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

FDIC Insurance Assessments

         Because the Bank's deposits are insured by the BIF, the Bank is subject to insurance assessments imposed by the FDIC. Currently, the assessments imposed on all FDIC deposits for deposit insurance have an effective rate ranging from 0 to 27 basis points per $100 of insured deposits, depending on the institution's capital position and other supervisory factors. However, because legislation enacted in 1996 requires that both SAIF-insured and BIF-insured deposits pay a pro rata portion of the interest due on the obligations issued by the Financing Corporation ("FICO"), the FDIC is currently assessing BIF-insured deposits an additional 1.26 basis points per $100 of deposits, and SAIF-insured deposits an additional 6.30 basis points per $100 of deposits, to cover those obligations. The FICO assessment will continue to be adjusted quarterly to reflect changes in the assessment bases of the respective funds based on quarterly Call Report and Thrift Financial Report submissions.

Regulation of the Bank

         The Bank is subject to examination by the State Board. In addition, the Bank is subject to various other state and federal laws and regulations, including state usury laws, laws relating to fiduciaries and consumer credit and laws relating to branch banking. The Bank's loan operations are also subject to certain federal consumer credit laws and regulations promulgated thereunder, including, but not limited to: the federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers; the Home Mortgage Disclosure Act, requiring financial institutions to provide certain information concerning their mortgage lending; the Equal Credit Opportunity Act and the Fair Housing Act, prohibiting discrimination on the basis of certain prohibited factors in extending credit; the Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies; the Bank Secrecy Act, dealing with, among other things, the reporting of certain currency transactions; and the Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies. The deposit operations of the Bank are also subject to the Truth in Savings Act, requiring certain disclosures about rates paid on savings accounts; the Expedited Funds Availability Act, which deals with the disclosure of the availability of funds deposited in accounts and the collection and return of checks by banks; the Right to Financial Privacy Act, which imposes a duty to maintain certain confidentiality of consumer financial records, and the Electronic Funds Transfer Act and regulations promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

         The  Bank  is  also  subject  to  the  requirements  of  the  Community
Reinvestment Act (the "CRA"). The CRA imposes on financial institutions an affirmative and ongoing obligation to meet the credit needs of their local communities, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions. Each financial institution's actual performance in meeting community credit needs is evaluated as part of the examination process, and also is considered in evaluating mergers, acquisitions and applications to open a branch or facility.

Other Safety and Soundness Regulations

         Prompt Corrective Action. The federal banking agencies have broad powers under current federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized."

         A bank that is "undercapitalized"  becomes subject to provisions of the
FDIA: restricting payment of capital distributions and management fees; requiring the FDIC to monitor the condition of the bank; requiring submission by the bank of a capital restoration plan; restricting the growth of the bank's assets, and requiring prior approval of certain expansion proposals. A bank that is "significantly undercapitalized" is also subject to restrictions on compensation paid to senior management of the bank, and a bank that is "critically undercapitalized" is further subject to restrictions on the activities of the bank and restrictions on payments of subordinated debt of the bank. The purpose of these provisions is to require banks with less than adequate capital to act quickly to restore their capital and to have the FDIC move promptly to take over banks that are unwilling or unable to take such steps.

         Brokered Deposits. Under current FDIC regulations, "well capitalized" banks may accept brokered deposits without restriction, "adequately capitalized" banks may accept brokered deposits with a waiver from the FDIC (subject to certain restrictions on payment of rates), while "undercapitalized" banks may not accept brokered deposits. The regulations provide that the definitions of "well capitalized", "adequately capitalized" and "undercapitalized" are the same as the definitions adopted by the agencies to implement the prompt corrective action provisions described in the previous paragraph. Management does not believe that these regulations will have a material adverse effect on the operations of the Bank.

Interstate Banking

         Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 Southcoast and any other adequately capitalized bank holding company located in South Carolina can acquire a bank located in any other state, and a bank holding company located outside South Carolina can acquire any South Carolina-based bank, in either case subject to certain deposit percentage and other restrictions. Unless prohibited by state law, adequately capitalized and managed bank holding companies are permitted to consolidate their multistate bank operations into a single bank subsidiary and to branch interstate through acquisitions. De novo branching by an out-of-state bank is permitted only if the laws of the host state expressly permit it. The authority of a bank to establish and operate branches within a state continue to be subject to applicable state branching laws. South Carolina law was amended, effective July 1, 1996, to permit such interstate branching but not to allow de novo branching by an out-of-state bank.

Recent Legislation

         On November 12, 1999, the President signed the Gramm-Leach-Bliley Act, which makes it easier for affiliations between banks, securities firms and insurance companies to take place. The Act removes Depression-era barriers that once separated banks and securities firms, and seeks to protect the privacy of consumers' financial information. Most of the provisions of the Act require the applicable regulators to adopt regulations in order to implement these provisions, and a significant number of regulations have already been adopted.

         Under provisions of the new legislation, which were effective March 11, 2000, banks, securities firms and insurance companies are able to structure new affiliations through a holding company structure or through a financial subsidiary. The legislation creates a new type of bank holding company called a "financial holding company" which has powers much more extensive than those of standard holding companies. These expanded powers include authority to engage in "financial activities," which are activities that are (1) financial in nature;
(2) incidental to activities that are financial in nature; or (3) complimentary to a financial activity and that do not impose a safety and soundness risk. Significantly, the permitted financial activities for financial holding companies include authority to engage in merchant banking and insurance activities, including insurance portfolio investing. A bank holding company can qualify as a financial holding company and expand the services it offers only if all of its subsidiary depository institutions are well-managed, well-capitalized and have received a rating of "satisfactory" on their last Community Reinvestment Act examination.

         The legislation also creates another new type of entity called a "financial subsidiary." A financial subsidiary may be used by a national bank or a group of national banks to engage in many of the same activities permitted for a financial holding company, though several of these activities, including real estate development or investment, insurance or annuity underwriting, insurance portfolio investing and merchant banking, are reserved for financial holding companies. A bank's investment in a financial subsidiary affects the way in which the bank calculates its regulatory capital, and the assets and liabilities of financial subsidiaries may not be consolidated with those of the bank. The bank must also be certain that its risk management procedures are adequate to protect it from financial and operational risks created both by itself and by any financial subsidiary. Further, the bank must establish policies to maintain the separate corporate identities of the bank and its financial subsidiary and to prevent each from becoming liable for the obligations of the other.

         The Act also establishes the concept of "functional supervision," meaning that similar activities should be regulated by the same regulator. Accordingly, the Act spells out the regulatory authority of the bank regulatory agencies, the Securities and Exchange Commission and state insurance regulators so that each type of activity is supervised by a regulator with corresponding expertise. The Federal Reserve Board is intended to be an umbrella supervisor with the authority to require a bank holding company or financial holding company or any subsidiary of either to file reports as to its financial condition, risk management systems, transactions with depository institution subsidiaries and affiliates, and compliance with any federal law that it has authority to enforce.

         Although the Act reaffirms that states are the regulators for insurance activities of all persons, including federally-chartered banks, the Act prohibits states from preventing depository institutions and their affiliates from conducting insurance activities.

         The Act also establishes a minimum federal standard of privacy to protect the confidentiality of a consumer's personal financial information and gives the consumer the power to choose how personal financial information may be used by financial institutions.

         Southcoast anticipates that the Act and the regulations adopted pursuant to the Act will be likely to create new opportunities for it to offer expanded services to customers in the future, though Southcoast has not yet determined what the nature of the expanded services might be or when Southcoast might find it feasible to offer them. Southcoast further expects that the Act will increase competition from larger financial institutions that are currently more capable than Southcoast of taking advantage of the opportunity to provide a broader range of services. However, Southcoast continues to believe that its commitment to providing high quality, personalized service to customers will permit it to remain competitive in its market area.

Legislative Proposals

         New proposed legislation which could significantly affect the business of banking has been introduced or may be introduced in Congress from time to time. Management of the Bank cannot predict the future course of such legislative proposals or their impact on Southcoast and the Bank should they be adopted.

Fiscal and Monetary Policy

         Banking is a business which depends to a large extent on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and its other borrowings, and the interest received by a bank on its loans and securities holdings, constitutes the major portion of a bank's earnings. Thus, the earnings and growth of Southcoast and the Bank are subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve regulates the supply of money through various means, including open market dealings in United States government securities, the discount rate at which banks may borrow from the Federal Reserve, and the reserve requirements on deposits. The nature and timing of any changes in such policies and their impact on Southcoast and the Bank cannot be predicted.

                          DESCRIPTION OF CAPITAL STOCK

         Southcoast is a South Carolina corporation. As such, the rights of shareholders and other matters relating to the stock of Southcoast are controlled by South Carolina law. This document contains important information about shareholder rights and prospective subscribers should review it carefully before making a decision to invest. The following summarizes certain provisions of the Articles of Incorporation and state law, but is not complete and is qualified by reference to the Articles of Incorporation and by the applicable statutory provisions.

         Capitalization. Southcoast is authorized to issue 20,000,000 shares of common stock (no par value). The common stock will have unlimited voting rights and be entitled to receive the net assets of Southcoast upon dissolution.

         Voting Rights; No Cumulative Voting. In general, each holder of Southcoast's common stock is entitled to one vote per share and to the same and identical voting rights as other holders of Southcoast's common stock. In the election of directors, each shareholder has the right to vote the number of shares owned by him on the record date for as many persons as there are directors to be elected. Cumulative voting is not permitted. Absence of cumulative voting makes it more difficult to effect a change in the board of directors.

         Mergers, Consolidations, Exchanges, Sales of Assets or Dissolution. The Articles of Incorporation provide that with respect to any plan of merger, consolidation or exchange or any plan for the sale of all, or substantially all, the property and assets, with or without the good will, of Southcoast or any resolution to dissolve Southcoast, which plan or resolution shall not have been adopted by the affirmative vote of at least two-thirds of the full board of directors, such plan or resolution must be approved by the affirmative vote of holders of 80% of the outstanding shares of Southcoast. If at least two-thirds of the full board of directors approve any such plan or resolution, the plan or resolution need only be approved by the affirmative vote of holders of two-thirds of the outstanding shares of Southcoast. Consequently, unless two-thirds of the directors favor such a plan or resolution, it may be very difficult to effect any such transaction.

         Classified Board of Directors. The Articles provide that the board of directors has the power to set the number of directors from time to time at six or more directors. The Articles provide further that the board of directors shall be divided into three classes, each class to be as nearly equal in number as possible. The terms of directors in each group expire in a different year. At each annual shareholders' meeting directors are chosen for a term of three years to succeed those directors whose terms expire. Existence of a classified board makes it more difficult to effect a change in control because it would normally require at least two elections to gain a majority representation on the board, and three elections to change the entire board.

         Nomination of Directors. The Articles provide that no person shall be eligible to be elected a director of Southcoast at a meeting of shareholders unless that person has been nominated by a shareholder entitled to vote at such meeting by giving written notice of such nomination to the secretary of the Corporation at least 90 days prior to the date of the meeting. The notice is required to include any information required by the Bylaws of Southcoast.

         Removal of Directors. The Articles provide that an affirmative vote of 80% of the outstanding shares of Southcoast shall be required to remove any or all of the directors without cause.

         Duty of Directors. The Articles provide that when evaluating any proposed plan of merger, consolidation, exchange or sale of all, or substantially all, of the assets of Southcoast, the board of directors shall consider the interests of the employees of Southcoast and the community or communities in which Southcoast and its subsidiaries, if any, do business in addition to the interests of Southcoast's shareholders. Absent this provision, under existing common law, directors would be required to give paramount
consideration   with  respect  to  such   matters  to  the  best   interests  of
shareholders.

         Limitation of Director Liability. The Articles provide that, to the extent permitted by the South Carolina Business Corporation Act, directors of Southcoast will not be personally liable to Southcoast or its shareholders for monetary damages for breaches of their fiduciary duties. This provision does not, however, eliminate or limit the liability of any director (i) for any breach of the director's duty of loyalty to Southcoast or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) imposed for unlawful distributions as set forth in the South Carolina Business Corporation Act, or
(iv) for any transaction from which the director derived an improper personal benefit.

         No Preemptive Rights. Shareholders of Southcoast do not have preemptive rights with respect to the issuance of additional shares, options or rights of any class of Southcoast stock. As a result, the directors may sell additional authorized shares of Southcoast common stock without first offering them to existing shareholders and giving them the opportunity to purchase sufficient additional shares to prevent dilution of their ownership interests.

         Quorum. A majority of the shares entitled to vote constitutes a quorum at any meeting of shareholders.

         Amendment to Articles of Incorporation. Unless such amendment shall have been approved by the affirmative vote of at least two-thirds of the full board of directors, no amendment to the Articles which amends, alters, repeals or is inconsistent with any of provisions of the Articles described in the nine paragraphs above, or in the provisions relating to business combinations set forth under "Statutory Matters" below, shall be effective unless it is approved by the affirmative vote of 80% of the outstanding shares of Southcoast. If two-thirds of the full board of directors approve such an amendment, the amendment need only be approved by holders of two-thirds of the outstanding shares of Southcoast. Amendments to change the number and classes of shares authorized to be issued by Southcoast and to change the name of Southcoast only require the approval of a majority of the outstanding shares. Other amendments requiring shareholder approval must be approved by two-thirds of the outstanding shares.

         Dividends. Southcoast's common stock will be entitled, pro rata, to dividends paid by Southcoast when, if and as declared by the board of directors from funds legally available, whether in cash or in stock, but common stockholders have no specific right to dividends. The determination and declaration of dividends are within the discretion of the board of directors and will take into account Southcoast's financial condition, results of operations and other relevant factors. No assurances can be given that any future dividends will be declared or, if declared, what the amount of such dividends will be or whether such dividends will continue for future periods. The Bank may not declare or pay a cash dividend on any of its stock if it is insolvent or if the payment of the dividend would render it insolvent or if the effect thereof would cause the minimum capital of the Bank to be reduced below the minimum capital requirements imposed by the FDIC. The Bank must also obtain approval of the State Board prior to paying any cash dividend. If Southcoast issues preferred stock, the terms of the preferred stock may require Southcoast to pay dividends to holders of preferred stock under some circumstances. The payment of dividends to holders of preferred stock will not entitle common stockholders to the payment of dividends. The Articles of Incorporation do not presently authorize Southcoast to issue preferred stock.

         Conversion; Redemption; Sinking Fund. None of the Common Stock is convertible, has any redemption rights or is entitled to any sinking fund.

         Statutory Matters.

         Business Combination Statute. The South Carolina business combinations statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a "business combination" (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation's board of directors before the 10% shareholder's share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law. Southcoast's Articles of Incorporation specifically provide that Southcoast shall be subject to the Business Combination Statute. An amendment of the Articles of Incorporation to provide that the statute no longer applies would permit a business combination with an interested shareholder even though that status was obtained prior to the amendment.

         Control Share Acquisitions. The South Carolina corporations law also contains provisions that, under certain circumstances, would preclude an acquiror of the shares of a South Carolina corporation who crosses one of three voting thresholds (20%, 33% or 50%) from obtaining voting control with respect to such shares unless a majority in interest of the disinterested shareholders of the corporation votes to accord voting power to such shares.

         The legislation provides that, if authorized by the articles of incorporation or bylaws prior to the occurrence of a control share acquisition, the corporation may redeem the control shares if the acquiring person has not complied with certain procedural requirements (including the filing of an "acquiring person statement" with the corporation within 60 days after the control share acquisition) or if the control shares are not accorded full voting rights by the shareholders. Southcoast is not authorized by its Articles of Incorporation or bylaws to redeem control shares.

         Indemnification of Directors and Officers. Under South Carolina law, a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that their conduct was lawful and in the corporate interest (or not opposed thereto) set forth by statute. A corporation may also provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding. Southcoast's Articles of Incorporation do not limit such indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Southcoast pursuant to the foregoing provisions, or otherwise, Southcoast has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         General. Taken together, the foregoing provisions of the Articles of Incorporation and South Carolina law favor maintenance of the status quo and may make it more difficult to change current management, and may impede a change of control of Southcoast even if desired by a majority of its shareholders.

                              AVAILABLE INFORMATION

         Southcoast is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected, and copies may be obtained upon payment of prescribed fees, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information about operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding Southcoast and other registrants that file electronically with the SEC.

         Southcoast has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Southcoast and the Common Stock offered hereby, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto. The Registration Statement can be inspected and copied at the public reference facilities of the SEC at the address above and copies of such materials can be obtained by mail from the Public Reference Section of the SEC at such address at prescribed rates. The Registration Statement and exhibits thereto may also be inspected on the SEC's website. In addition, microfiche of the Registration Statement and exhibits thereto are available for inspection and reproduction at the public reference facilities of the SEC at the address set forth above.

         Southcoast  furnishes   shareholders  with  annual  reports  containing
audited financial information.

                                  LEGAL MATTERS

         Certain matters relating to this offering of common stock have been passed upon for Southcoast by Haynsworth Sinkler Boyd, P.A., Columbia, South Carolina.

                               ACCOUNTING MATTERS

         The financial statements of Southcoast at December 31, 2000, December 31, 1999 and December 31, 1998, and the years then ended have been audited by Elliott Davis & Company, L.L.P., Certified Public Accountants, as stated in their report appearing elsewhere herein, and have been so included in reliance on the report of such firm given upon their authority as certified public accountants.

                      (This page intentionally left blank)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Board of Directors
Southcoast Financial Corporation and Subsidiary
Mt. Pleasant, South Carolina


         We have audited the accompanying consolidated balance sheets of Southcoast Financial Corporation and Subsidiary (the "Company") as of December 31, 2000 and 1999 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southcoast Financial Corporation and Subsidiary at December 31, 2000 and 1999 and the results of their operations and cash flows for each of the years in the three year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



                                   Elliott, Davis & Company, LLP


Greenville, South Carolina
February 2, 2001

                 SOUTHCOAST FINANCIAL CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                                                              December 31,
                                                                                                              ------------
                                                                                                       2000               1999
                                                                                                       ----               ----
                                                      ASSETS

CASH AND DUE FROM BANKS ..................................................................        $  3,942,566         $  1,786,411

FEDERAL FUNDS SOLD .......................................................................           1,350,000            1,310,000

INVESTMENT SECURITIES, AVAILABLE FOR SALE ................................................           4,213,773            3,121,049

LOANS, NET ...............................................................................          74,434,434           43,153,421

PROPERTY AND EQUIPMENT, NET ..............................................................           6,169,583            4,513,284

OTHER ASSETS .............................................................................           2,017,975            1,364,381
                                                                                                  ------------         ------------
       Total assets ......................................................................        $ 92,128,331         $ 55,248,546
                                                                                                  ============         ============

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

DEPOSITS
     Noninterest bearing .................................................................        $  9,240,702         $  5,667,155
     Interest bearing ....................................................................          56,930,894           32,577,797
                                                                                                  ------------         ------------
       Total deposits ....................................................................          66,171,596           38,244,952
OTHER BORROWINGS .........................................................................          16,225,000            6,899,904

OTHER LIABILITIES ........................................................................             579,169              382,892
                                                                                                  ------------         ------------
       Total liabilities .................................................................          82,975,765           45,527,748
                                                                                                  ------------         ------------

COMMITMENTS AND CONTINGENCIES - Notes 10, 11 and 14

SHAREHOLDERS' EQUITY
   Common stock, no par value, 20,000,000 shares authorized,
     947,872 and 1,047,987 shares issued in 2000 and 1999, respectively ..................           9,669,155           10,520,053
   Retained deficit ......................................................................            (503,796)            (714,147)
   Accumulated other comprehensive loss, net of
     income taxes of $6,590 and $43,843 ..................................................             (12,793)             (85,108)
                                                                                                  ------------         ------------
       Total shareholders' equity ........................................................           9,152,566            9,720,798
                                                                                                  ------------         ------------
       Total liabilities and shareholders' equity ........................................        $ 92,128,331         $ 55,248,546
                                                                                                  ============         ============









The accompanying notes are an integral part of these consolidated financial statements.

                 SOUTHCOAST FINANCIAL CORPORATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

                                                                                                      For the years ended
                                                                                                          December 31,
                                                                                                          ------------
                                                                                              2000           1999             1998
                                                                                              ----           ----             ----
INTEREST INCOME
   Loans and fees on loans ..............................................                 $ 6,013,810    $ 2,752,267    $   270,972
   Investment securities ................................................                     329,433        258,901         30,303
   Federal funds sold ...................................................                     129,432        137,325        193,319
                                                                                          -----------    -----------    -----------
         Total interest income ..........................................                   6,472,675      3,148,493        494,594

INTEREST EXPENSE
   Deposits and borrowings ..............................................                   3,494,866      1,259,213         86,498
                                                                                          -----------    -----------    -----------
         Net interest income ............................................                   2,977,809      1,889,280        408,096
PROVISION FOR POSSIBLE LOAN LOSSES ......................................                     120,000        510,000        325,000
                                                                                          -----------    -----------    -----------
         Net interest income after provision for possible loan losses ...                   2,857,809      1,379,280         83,096

NONINTEREST INCOME
   Service fees on deposit accounts .....................................                     238,548        101,857          7,979
   Fees on loans sold ...................................................                     267,402         55,839          3,500
   Other ................................................................                     141,763         74,756          8,611
                                                                                          -----------    -----------    -----------
         Total noninterest income .......................................                     647,713        232,452         20,090
                                                                                          -----------    -----------    -----------

NONINTEREST EXPENSES
   Salaries and employee benefits .......................................                   1,980,444      1,270,939        326,659
   Occupancy ............................................................                     146,541         62,686         15,834
   Furniture and equipment ..............................................                     347,448        167,745         38,229
   Advertising and public relations .....................................                      70,561         86,459         46,841
   Professional fees ....................................................                     111,156         99,145         10,614
   Travel and entertainment .............................................                     128,349         87,416         32,420
   Telephone, postage and supplies ......................................                     207,921        159,355         25,058
   Organizational and pre-opening .......................................                           -              -        271,538
   Other operating ......................................................                     194,638         78,112         19,548
                                                                                          -----------    -----------    -----------
         Total noninterest expenses .....................................                   3,187,058      2,011,857        786,741
                                                                                          -----------    -----------    -----------
         Income (loss) before income taxes ..............................                     318,464       (400,125)      (683,555)

INCOME TAX EXPENSE (BENEFIT) ............................................                     108,113       (137,125)      (232,408)
                                                                                          -----------    -----------    -----------
         Net income (loss) ..............................................                 $   210,351    $  (263,000)   $  (451,147)
                                                                                          ===========    ===========    ===========
BASIC NET INCOME (LOSS) PER COMMON SHARE ................................                 $       .21    $      (.25)   $      (.43)
                                                                                          ===========    ===========    ===========


DILUTED NET INCOME (LOSS) PER COMMON SHARE ..............................                 $       .21    $      (.25)   $      (.43)
                                                                                          ===========    ===========    ===========
WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING
       Basic ............................................................                   1,006,361      1,047,987      1,047,987
                                                                                          ===========    ===========    ===========
       Diluted ..........................................................                   1,022,115      1,047,987      1,047,987
                                                                                          ===========    ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                 SOUTHCOAST FINANCIAL CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY




                                                                                                      Accumulated
                                                                                                      Accumulated
                                                    Common stock                                         other           Total
                                                    ------------           Paid-in       Retained     comprehensive   shareholders'
                                               Shares          Amount      capital        deficit     income (loss)     equity
                                               ------          ------      -------        -------     -------------     ------

Balance, January 1, 1998 ...............            -    $          -    $         -    $        -    $        -    $         -
   Net loss ............................            -               -              -      (451,147)            -       (451,147)
   Other comprehensive income (net
     of income taxes of $2,926) ........            -               -              -             -         5,678          5,678
                                                                                                                    -----------
   Comprehensive loss ..................                                                                               (445,469)
   Sale of stock (net of offering
     costs of $912,503) ................      952,713       4,763,565      5,756,488             -             -     10,520,053
                                           ----------    ------------    -----------    ----------    ----------    -----------
Balance, December 31, 1998 .............      952,713       4,763,565      5,756,488      (451,147)        5,678     10,074,584
                                                                                                                    -----------
   Net loss ............................            -               -              -      (263,000)            -       (263,000)
   Other comprehensive loss (net of
     income tax benefit of $46,768) ....            -               -              -             -       (90,786)       (90,786)
                                                                                                                    -----------
   Comprehensive loss ..................                                                                               (353,786)
   Par value conversion upon
      exchange of stock ................            -       5,280,118     (5,280,118)            -             -              -
   Stock split effected in
      the form of a stock dividend (10%)       95,274         476,370       (476,370)            -             -              -
                                           ----------    ------------    -----------    ----------    ----------    -----------
Balance, December 31, 1999 .............    1,047,987      10,520,053              -      (714,147)      (85,108)     9,720,798
                                                                                                                    -----------
   Net income ..........................            -               -              -       210,351             -        210,351
   Other comprehensive income
     (net of income taxes of $37,253) ..            -               -              -             -        72,315         72,315
                                                                                                                    -----------
   Comprehensive income ................                                                                                282,666
   Repurchase of stock .................     (101,651)       (861,834)             -             -             -       (861,834)
   Employee stock purchase plan ........        1,536          10,936              -             -             -         10,936
                                           ----------    ------------    -----------    ----------    ----------    -----------
Balance, December 31, 2000 .............      947,872    $  9,669,155    $         -    $ (503,796)   $  (12,793)   $ 9,152,566
                                           ==========    ============    ===========    ==========    ==========    ===========


The accompanying notes are an integral part of these consolidated financial statements.

                 SOUTHCOAST FINANCIAL CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                 For the years ended
                                                                                                     December 31,
                                                                                                     ------------
                                                                                       2000               1999               1998
                                                                                       ----               ----               ----
OPERATING ACTIVITIES
   Net income (loss) ......................................................      $    210,351       $   (263,000)      $   (451,147)
   Adjustments to reconcile net income (loss) to net cash
     provided by (used for) operating activities
     Deferred income taxes ................................................           104,436           (137,125)          (232,408)
     Provision for possible loan losses ...................................           120,000            510,000            325,000
     Depreciation and amortization ........................................           328,865            124,921             37,000
     Increase in other assets .............................................          (795,283)          (727,281)          (176,224)
     Increase in other liabilities ........................................           196,277            284,222             98,670
                                                                                 ------------       ------------       ------------
         Net cash provided by (used for) operating activities .............           164,646           (208,263)          (399,109)
                                                                                 ------------       ------------       ------------
INVESTING ACTIVITIES
   Purchase of investment securities ......................................          (994,531)          (525,625)        (2,771,875)
   (Increase) decrease in federal funds sold ..............................           (40,000)         2,910,000         (4,220,000)
   Increase in loans, net .................................................       (31,401,013)       (32,841,446)       (11,146,975)
   Purchase of property and equipment .....................................        (1,973,789)        (3,395,072)        (1,280,133)
                                                                                 ------------       ------------       ------------
Net cash used for investing activities ....................................       (34,409,333)       (33,852,143)       (19,418,983)
                                                                                 ------------       ------------       ------------
FINANCING ACTIVITIES
   Increase in borrowings .................................................         9,325,096          5,949,904            950,000
   Purchase of common stock ...............................................          (861,834)                 -                  -
   Proceeds from sale of stock, net .......................................            10,936                  -         10,520,053
   Net increase in deposits ...............................................        27,926,644         28,685,462          9,559,490
                                                                                 ------------       ------------       ------------
Net cash provided by financing activities .................................        36,400,842         34,635,366         21,029,543
                                                                                 ------------       ------------       ------------
         Net increase in cash and cash equivalents ........................         2,156,155            574,960          1,211,451

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ..............................         1,786,411          1,211,451                  -
                                                                                 ------------       ------------       ------------
CASH AND CASH EQUIVALENTS, END OF YEAR ....................................      $  3,942,566       $  1,786,411       $  1,211,451
                                                                                 ============       ============       ============

CASH PAID FOR
   Interest ...............................................................      $  3,332,332       $  1,071,591       $     55,325
                                                                                 ============       ============       ============
   Income taxes ...........................................................      $          -       $          -       $          -
                                                                                 ============       ============       ============









The accompanying notes are an integral part of these consolidated financial statements.

                 SOUTHCOAST FINANCIAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES

     Southcoast Financial Corporation (the "Company") is a South Carolina corporation organized in 1999 for the purpose of being a holding company for Southcoast Community Bank (the "Bank"). On April 29, 1999, pursuant to a Plan of Exchange approved by the shareholders, all of the outstanding shares of capital stock of the Bank were exchanged for shares of common stock of the Company. The Company presently engages in no business other than that of owning the Bank, has no employees, and operates as one business segment. The Company is regulated by the Federal Reserve Board. The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. For ease of presentation, the formation of the holding company has been treated as if it occurred at the earliest date presented in these consolidated financial statements. This presentation has no effect on net income or shareholders' equity.

     The Bank was incorporated in 1998 and operates as a South Carolina chartered bank providing full banking services to its customers. The Bank is subject to regulation by the South Carolina Board of Financial Institutions and the Federal Deposit Insurance Corporation. Immaterial organizational transactions which occurred in late 1997 have been presented in the 1998 financial statements for ease of presentation.

   Estimates

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of income and expenses during the reporting periods. Actual results could differ from those estimates.

   Concentrations of credit risk

     The Company, through its subsidiary, makes loans to individuals and businesses in and around Charleston and Berkley Counties for various personal and commercial purposes. The Company has a diversified loan portfolio and the borrowers' ability to repay their loans is not dependent upon any specific economic sector.

   Investment securities

     The Company accounts for investment securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The statement requires investments in equity and debt securities to be classified into three categories:

1. Available for sale: These are securities which are not classified as either held to maturity or as trading securities. These securities are reported at fair market value. Unrealized gains and losses are reported, net of income taxes, as separate components of shareholders' equity (accumulated other comprehensive income (loss). Gains or losses on dispositions of securities are based on the difference between the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method. Premiums and discounts are amortized into interest income by a method that approximates a level yield.

2. Held to maturity: These are investment securities which the Company has the ability and intent to hold until maturity. These securities are stated at cost, adjusted for amortization of premiums and the accretion of discounts. The Company has no held to maturity securities.

3. Trading: These are securities which are bought and held principally for the purpose of selling in the near future. Trading securities are reported at fair market value, and related unrealized gains and losses are recognized in the income statement. The Company has no trading securities.

                                                                     (Continued)

   Loans, interest and fee income on loans

     Loans are stated at the principal balance outstanding. Unearned discount, unamortized loan fees, and the allowance for possible loan losses are deducted from total loans in the balance sheet. Interest income is recognized on an accrual basis over the term of the loan based on the principal amount outstanding. Points on real estate loans are recognized as income to the extent they represent the direct cost of initiating a loan. The amount in excess of direct costs is deferred and amortized over the expected life of the loan.

     Loans are generally placed on non-accrual status when principal or interest becomes ninety days past due, or when payment in full is not anticipated. When a loan is placed on non-accrual status, interest accrued but not received is generally reversed against interest income. If collectibility is in doubt, cash receipts on non-accrual loans are not recorded as interest income, but are used to reduce principal. Loans are not returned to accrual status until the borrower demonstrates the ability to pay principal and interest. Loans on non-accrual status as well as real estate acquired through foreclosure or deed taken in lieu of foreclosure are included in non-performing assets.

   Allowance for possible loan losses

     The provision for possible loan losses charged to operating expenses reflects the amount deemed appropriate by management to establish an adequate reserve to meet the present and foreseeable risk characteristics of the current loan portfolio. Management's judgement is based on periodic and regular evaluation of individual loans, the overall risk characteristics of the various portfolio segments, past experience with losses, and prevailing and anticipated economic conditions. Loans which are determined to be uncollectible are charged against the allowance. Provision for possible loan losses and recoveries on loans previously charged off are added to the allowance.

     The Company accounts for impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". This standard requires that all lenders value loans at the loan's fair value if it is probable that the lender will be unable to collect all amounts due according to the terms of the loan agreement. Fair value may be determined based upon the present value of expected cash flows, market price of the loan, if available, or value of the underlying collateral. Expected cash flows are required to be discounted at the loan's effective interest rate.

     Under SFAS No. 114, as amended by SFAS No. 118, when the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receipts are applied to principal. Once the reported principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent that any interest has been foregone. Further cash receipts are recorded as recoveries of any amounts previously charged off.

     A loan is also considered impaired if its terms are modified in a troubled debt restructuring. For these accruing impaired loans, cash receipts are typically applied to principal and interest receivable in accordance with the terms of the restructured loan agreement. Interest income is recognized on these loans using the accrual method of accounting. As of December 31, 2000 and 1999, the Company had no impaired loans.

   Property and equipment

     Property, furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations, while major improvements are capitalized. Upon retirement, sale, or other disposition the cost and accumulated depreciation are eliminated from the accounts, and gain or loss is included in income from operations.


                                                                     (Continued)

   Income taxes

     The financial statements have been prepared on the accrual basis. When income and expenses are recognized in different periods for financial reporting purposes versus for purposes of computing income taxes currently payable, deferred taxes are provided on such temporary differences. The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax return. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled.

   Advertising and public relations expense

     Advertising, promotional and other business development costs are generally expensed as incurred. External costs incurred in producing media advertising are expensed the first time the advertising takes place. External costs relating to direct mailings are expensed in the period in which the direct mailings are sent.

   Net income (loss) per common share

     Net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding in accordance with SFAS No. 128, "Earnings per Share". The treasury stock method is used to compute the effect of stock options on the weighted average number of common shares outstanding for diluted earnings per share. On March 3, 1999, the Company declared an eleven for ten stock split effected in the form of a ten percent stock dividend. Per share amounts have been retroactively restated to reflect the stock split.

   Statement of cash flows

    For purposes of reporting cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due From Banks". Cash and cash equivalents have an original maturity of three months or less.

   Fair values of financial instruments

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," as amended by SFAS No. 119, requires disclosure of fair value information for financial instruments, whether or not recognized in the balance sheet, when it is practicable to estimate the fair value. SFAS No. 107 defines a financial instrument as cash, evidence of an ownership interest in an entity or contractual obligations which require the exchange of cash or other financial instruments. Certain items are specifically excluded from the disclosure requirements, including the Company's common stock. In addition, other nonfinancial instruments such as property and equipment and other assets and liabilities are not subject to the disclosure requirements.

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

          Cash and due from banks - The carrying amounts of cash and due from banks (cash on hand, due from banks and interest bearing deposits with other banks) approximate their fair value.

          Federal funds sold - The carrying amounts of federal funds sold approximate their fair value.

          Investment securities - Fair values for investment securities are based on quoted market prices.

          Loans - For variable rate loans that reprice frequently and for loans that mature within one year, fair values are based on carrying values. Fair values for all other loans are estimated using discounted cash flow analyses, with interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.



                                                                   (Continued)

          Deposits - The fair values disclosed for demand deposits are, by definition, equal to their carrying amounts. The carrying amounts of variable rate, fixed-term money market accounts and short-term certificates of deposit approximate their fair values at the reporting date. Fair values for long-term fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities.

          Other   borrowings  -  The  carrying   amounts  of  other   borrowings
          approximate their fair values.

          Off balance sheet instruments - Fair values of off balance sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

   Recently issued accounting standards

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." All derivatives are to be measured at fair market value and recognized in the balance sheet as assets and liabilities. SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" was issued in June 2000 and amends the accounting and reporting standards of SFAS No. 133 for certain derivative instruments and hedging activities. The two statements are to be adopted concurrently and are effective for fiscal years and quarters beginning after June 15, 2000. The adoption of SFAS No. 133 and SFAS No. 138 did not have a material impact on the presentation of the Company's financial results or financial position.

     Other accounting standards that have been issued or proposed by the Financial Accounting Standards Board that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

   Risks and Uncertainties

     In the normal course of its business the Company encounters two significant types of risks: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on different bases, than its interest-earning assets. Credit risk is the risk of default on the Company's loan portfolio that results from borrower's inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Company.

     The Company is subject to the regulations of various governmental agencies. These regulations can and do change significantly from period to period. The Company also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions from the regulators' judgments based on information available to them at the time of their examination.


NOTE 2 - RESTRICTIONS ON CASH AND DUE FROM BANKS

           The Bank is required to maintain average reserve balances, computed by applying prescribed percentages to its various types of deposits, either at the bank or on deposit with the Federal Reserve Bank. At December 31, 2000 and 1999 these required reserves were met by vault cash.

NOTE 3 - FEDERAL FUNDS SOLD

           When the Bank's cash reserves (Note 2) are in excess of the required amount, it may lend the excess to other banks on a daily basis. As of December 31, 2000 and 1999, federal funds sold amounted to $1,350,000 and $1,310,000, respectively.


NOTE 4 - INVESTMENT SECURITIES

           The amortized cost and fair value of investment securities are as follows:

                                                                                     December 31, 2000
                                                                                     -----------------
                                                                                      Gross unrealized
                                                         Amortized                    ----------------                      Fair
                                                           cost                  gains                losses                value
                                                           ----                  -----                ------                -----

Federal agencies ...........................            $4,233,156            $   15,829            $   35,212            $4,213,773
                                                        ==========            ==========            ==========            ==========

                                                                                     December 31, 1999
                                                                                     -----------------

Federal agencies ...........................            $3,250,000             $       -            $  128,951            $3,121,049
                                                        ==========            ==========            ==========            ==========

           The amortized costs and fair values of securities at December 31, 2000, by contractual maturity, are shown in the following table. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                     Amortized
                                                        cost         Fair value
                                                        ----         ----------

Due after one but within five years ..........       $3,250,000       $3,214,788
Due after ten years ..........................          983,156          998,985
                                                     ----------       ----------

    Total investment securities ..............       $4,233,156       $4,213,773
                                                     ==========       ==========

           Investment securities with an aggregate amortized cost of $2,481,641 ($2,487,914 fair value) at December 31, 2000 were pledged to secure public deposits and for other purposes.


NOTE 5 - FEDERAL HOME LOAN BANK STOCK

           The  Bank,  as a member  institution  of the  Federal  Home Loan Bank
(FHLB) of Atlanta, is required to own capital stock in the FHLB based generally upon the balance of residential mortgage loans pledged and FHLB borrowings. FHLB capital stock with a cost of $765,000 and $345,000 at December 31, 2000 and 1999, respectively, is presented with other assets in the balance sheet and is pledged to secure FHLB borrowings. No ready market exists for this stock, and it has no quoted market value. However, redemption of this stock has historically been at par value.

NOTE 6 - LOANS

     The composition of loans by major loan category is presented below:

                                                            December 31,
                                                            ------------
                                                      2000              1999
                                                      ----              ----

Commercial .................................     $ 27,938,743      $  7,925,280
Real estate - construction .................          873,854         3,703,856
Real estate - mortgage .....................       43,491,801        30,266,962
Consumer ...................................        3,070,794         2,092,323
                                                 ------------      ------------
Loans, gross ...............................       75,375,192        43,988,421
Less allowance for possible loan losses ....         (940,758)         (835,000)
                                                 ------------      ------------
Loans, net .................................     $ 74,434,434      $ 43,153,421
                                                 ============      ============

     At December 31, 2000 and 1999, non-accrual loans totaled $163,063 and $-0-, respectively. The gross interest income which would have been recorded under the original terms of the loans amounted to $10,636 in 2000. As of December 31, 2000, loans totaling $17,746,365 were pledged to the FHLB as collateral for borrowings from the FHLB (see Note 9).

     The following is a summary of the activity within the allowance for possible loan losses for the periods presented:

                                                      For the years ended
                                                          December 31,
                                                          ------------
                                                 2000        1999        1998
                                                 ----        ----        ----

Balance, beginning of year ................   $ 835,000    $ 325,000     $     -
Provision for possible loan losses ........     120,000      510,000     325,000
 Loans charged against the allowance ......     (14,242)           -           -
                                              ---------    ---------   ---------

Balance, end of year ......................   $ 940,758    $ 835,000   $ 325,000
                                              =========    =========   =========


NOTE 7 - PROPERTY AND EQUIPMENT

           Property  and   equipment   are  stated  at  cost  less   accumulated
depreciation. Components of property and equipment included in the balance sheet are as follows:
                                                             December 31,
                                                             ------------
                                                        2000            1999
                                                        ----            ----

Land .........................................       $1,332,476       $  702,376
Furniture and equipment ......................        1,803,862        1,420,456
Buildings and improvements ...................        3,512,774        2,552,847
                                                     ----------       ----------
                                                      6,649,112        4,675,679
Accumulated depreciation .....................          479,529          162,395
                                                     ----------       ----------
    Total property and equipment .............       $6,169,583       $4,513,284
                                                     ==========       ==========


                                                                     (Continued)

     Depreciation expense for the years ended December 31, 2000, 1999 and 1998 was $328,865, $124,921, and $37,000, respectively. Depreciation is charged to operations over the estimated useful lives of the assets. The estimated useful lives and methods of depreciation for the principal items follow:

         Type of Asset                 Life in Years         Depreciation Method
         -------------                 -------------         -------------------

   Software                              3 to 7                 Straight-line
   Furniture and equipment               5 to 10                Straight-line
   Buildings and improvements            5 to 40                Straight-line


NOTE 8 - DEPOSITS

     The following is a detail of the deposit accounts:

                                                             December 31,
                                                             ------------
                                                       2000               1999
                                                       ----               ----
   Noninterest bearing .....................       $ 9,241,654       $ 5,667,155
   Interest bearing
     NOW ...................................         3,610,728         1,193,906
     Money market ..........................        13,709,339         4,676,145
     Savings ...............................           649,660           618,047
     Time, less than $100,000 ..............        24,926,791        16,027,712
     Time, $100,000 and over ...............        14,033,424        10,061,987
                                                   -----------       -----------

         Total deposits ....................       $66,171,596       $38,244,952
                                                   ===========       ===========

     Interest expense on time deposits greater than $100,000 was approximately $791,000, $370,000 and $39,000 in 2000, 1999 and 1998, respectively.

     At December 31, 2000 the scheduled maturities of time deposits are as follows:

         2001                                     $    38,091,162
         2002                                             869,053
                                                  ---------------
                                                  $    38,960,215
                                                  ===============

NOTE 9 - OTHER BORROWINGS

           Advances   from  the   Federal   Home  Loan  Bank  of   Atlanta   are
collateralized by pledges of certain residential mortgage loans and are summarized as follows:

                                                                                                    December 31,
                                                                                                    ------------
           Maturity                                     Rate                                2000                   1999
           --------                                     ----                                ----                   ----
           April, 2000                                   6.05%                        $           -           $  2,000,000
           June, 2001                     Prime (9.50% at
                                             December 31, 2000)                             925,000                      -
           August, 2001                   Variable (6.25% at
                                             December 31, 2000)                           3,100,000              2,500,000
           March, 2002                                   6.69%                            2,500,000                      -
           March, 2004                                   5.84%                              700,000                899,904
           May, 2004                                     4.97%                                    -              1,500,000
           May, 2005                                     7.07%                            2,000,000                      -
           September, 2010                               5.55%                            7,000,000                      -
                                                                                      -------------           ------------

                                                                                      $  16,225,000           $  6,899,904
                                                                                      =============           ============

NOTE 10 - COMMITMENTS AND CONTINGENCIES

           The Company is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the Company's financial position.


NOTE 11 - UNUSED LINES OF CREDIT

           At December 31, 2000, the Bank had unused lines of credit to purchase federal funds totaling $3,000,000 from unrelated banks. These lines of credit are available on a one to seven day basis for general corporate purposes of the Bank. All of the lenders have reserved the right to withdraw these lines at their option.


NOTE 12 - INCOME TAXES

           The following summary of the provision for income taxes includes tax deferrals which arise from temporary differences in the recognition of certain items of revenue and expense for tax and financial reporting purposes for the years ended December 31,:

                                              2000        1999          1998
                                              ----        ----          ----
Income taxes currently payable
  Federal .............................    $       -    $       -     $       -
  State ...............................        9,466            -             -
                                           ---------    ---------     ---------
                                               9,466            -             -

Deferred tax provision (benefit) ......       98,647     (137,125)     (232,408)
                                           ---------    ---------     ---------
      Provision (benefit) .............    $ 108,113    $(137,125)    $(232,408)
                                           =========    =========     =========

       The income tax effect of cumulative temporary differences at December 31, are as follows:

                                                  Deferred tax asset (liability)
                                                  ------------------------------
                                                         2000             1999
                                                         ----             ----
Allowance for loan losses ........................     $ 319,858      $ 283,900
Net operating loss carry forward .................        27,937         96,159
Unrealized loss on investment securities .........         6,590         43,843
Depreciation .....................................      (164,119)       (77,200)
Other ............................................        60,355         66,675
                                                       ---------      ---------

      Net deferred tax asset .....................     $ 250,621      $ 413,377
                                                       =========      =========

         The net  deferred  tax asset is reported  under the other assets in the
balance   sheets  at  December  31,  2000  and  1999.  The  net  operating  loss carryforward at December 31, 2000 expires 2014.


                                                                    (Continued)

           The provision for income taxes is reconciled to the amount of income tax computed at the federal statutory rate on income before income taxes for the years ended December 31, as follows:

                                                                     2000                       1999                        1998
                                                                     ----                       ----                        ----
                                                             Amount         %         Amount           %         Amount          %
                                                             ------  ---------        ------    ---------        ------   ---------

Tax expense (benefit) at statutory rate .............   $ 108,278           34%    $(136,043)          34%   $(232,408)          34%
Increase (decrease) in taxes
    resulting from:
    State bank tax (net of
      federal benefit) ..............................       6,270            2             -            -            -            -
    Other ...........................................      (6,435)          (2)       (1,082)           -            -            -
                                                        ---------    ---------     ---------    ---------    ---------    ---------

      Tax provision (benefit) .......................   $ 108,113           34%    $(137,125)          34%   $(232,408)          34%
                                                        =========    =========     =========    =========    =========    =========


NOTE 13 - RELATED PARTY TRANSACTIONS

     Directors, executive officers and their affiliates are customers of and have banking transactions with the Bank in the ordinary course of business. These transactions were made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable arms-length transactions.

     A summary of loan transactions with directors and executive officers, including their affiliates, are as follows: For the years ended December 31,

                                                          2000            1999
                                                          ----            ----

Balance, beginning of year ...................         $ 20,000         $      -
New loans ....................................          148,025           20,000
Less loan payments ...........................           22,069                -
                                                       --------         --------

Balance, end of year .........................         $145,956         $ 20,000
                                                       ========         ========

     Deposits by directors and executive officers, including their affiliates at December 31, 2000 and 1999 approximate $489,000 and $477,000, respectively.

     The Bank purchased land totaling $630,000 from a partnership in which three directors are partners.

     Beginning in 2000, a Company affiliated with one of the Bank's directors leases office space from the Bank on a month-to-month basis. Total lease payments received in 2000 were $35,200.

NOTE 14 - FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISK

           In the ordinary course of business, and to meet the financing needs of its customers, the Bank is a party to various financial instruments with off balance sheet risk. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet. The contract amount of those instruments reflects the extent of involvement the Bank has in particular classes of financial instruments.

           The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on balance sheet instruments.

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any material condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. At December 31, 2000, unfunded commitments to extend credit were $9,297,457. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral varies but may include accounts receivable, inventory, property, plant and equipment, commercial and residential real estate.

           At December 31, 2000, there was a $725,027 commitment under a letter of credit. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral varies but may include accounts receivable, inventory, equipment, marketable securities and property. Since letters of credit are expected to expire without being drawn upon, they do not necessarily represent future cash requirements.


NOTE 15 - EMPLOYEE BENEFIT PLAN

           On August 29, 1998, the Company adopted the Southcoast Financial Corporation and Subsidiary Profit Sharing and 401(k) Plan for the benefit of all eligible employees. The Company contributes to the Plan annually upon approval by the Board of Directors. Contributions made to the Plan in 2000, 1999 and 1998 amounted to $58,268, $27,759 and $5,643, respectively.


NOTE 16 - STOCK OPTION PLAN

           During 2000, the Board of Directors approved a stock option plan for the benefit of the directors, officers and employees. The Board may grant up to 100,000 options at an option price per share not less than the fair market value on the date of grant. All options granted to officers and employees vest immediately and expire five years from the grant date. The Bank has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based
Compensation". Accordingly, no compensation cost has been recognized for the stock option plan. Had compensation cost been determined based on the fair value at the grant date for the above stock option awards consistent with the provisions of SFAS No. 123, the Bank's net income and net income per common share would have been decreased to the pro forma amounts indicated below:







                                                                     (Continued)

                                                              For the year ended
                                                                December 31,
                                                                ------------
                                                                     2000
                                                                     ----

Net income - as reported .....................................     $ 210,351
Net income - pro forma .......................................       181,983
Basic net income per common share - as reported ..............           .21
Basic net income per common share - pro forma ................           .18
Diluted net income per common share - as reported ............           .21
Diluted net income per common share - pro forma ..............           .18


           The fair value of the option grant is estimated on the date of grant using the Black-Scholes option pricing model and the minimum value method allowed by SFAS No. 123. The risk free interest rate used was 5.90 percent, the expected option life was five years and the assumed dividend rate was zero.

           A summary of the status of the plan and changes during the year is presented below:

                                                           For the year ended
                                                           December 31, 2000
                                                           -----------------
                                                                       Weighted
                                                                       average
                                                                       exercise
                                                           Shares       price
                                                           ------       -----
     Outstanding at beginning of year .................         -       $   -
     Granted ..........................................    83,650        6.58
     Exercised ........................................         -           -
     Forfeited or expired .............................       250        7.88
                                                           ------
Outstanding at end of year ............................    83,400        6.58
                                                           ======

     Options exercisable at December 31, 2000 .........    83,400        6.58
     Shares available for grant .......................    16,600           -


NOTE 17 - EMPLOYEE STOCK PURCHASE PLAN

           During 2000, the Board of Directors approved a non-compensatory Employee Stock Purchase Plan for the benefit of officers and employees. Beginning July 1, 2000, officers and employees were allowed to have payroll withholdings for the purpose of buying Company stock. The purchase price is 85 percent of the closing quoted market price of the first or last business day of the quarter, whichever is less. Shares for the quarter are purchased during the first month of the following quarter. As of December 31, 2000, employees and officers had purchased 1,536 shares.


NOTE 18 - STOCK REPURCHASE

           During 2000, the Board of Directors approved the repurchase of up to 110,000 shares of the Company's common stock at market rates. All shares repurchased throughout the year have been retired. As of December 31, 2000, the Company has repurchased 101,651 shares at an average price of $8.48 per share.

NOTE 19 - COMMON STOCK AND EARNINGS PER SHARE

           SFAS No. 128, "Earnings per Share", requires that the Bank present basic and diluted net income (loss) per common share. The assumed conversion of stock options creates the difference between basic and diluted net income (loss) per common shares. Basic income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for each period presented. The treasury stock method is used to compute the effect of stock options on the weighted average number of common shares outstanding for diluted earnings per share. The weighted average number of common shares outstanding for basic net income (loss) per common share was 1,006,361, 1,047,987, and 1,047,987 in 2000, 1999 and 1998. The weighted average number of common shares outstanding for diluted net income per common shares was 1,022,115 in 2000. In 1999 and 1998 there were no potentially dilutive common shares. For ease of presentation, shares of stock were considered outstanding for all of 1998.


NOTE 20 - DIVIDENDS

           There are no current plans to initiate payment of cash dividends and future dividend policy will depend on the Company's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors. The Bank is restricted in its ability to pay dividends to the Company under the laws and regulations of the State of South Carolina. Generally, these restrictions require the Bank to pay dividends derived solely from net profits.


NOTE 21 - REGULATORY MATTERS

           The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

           Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. Management believes, as of December 31, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

           As of December 31, 2000, the most recent notification of the regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category. The Bank's actual capital amounts and ratios and minimum regulatory amounts and ratios are presented as follows:







                                                                     (Continued)

                                                                                                             To be well capitalized
                                                                                              For capital    under prompt corrective
                                                                                          adequacy purposes      action provisions
                                                                                          -----------------      -----------------
                                                                        Actual                  Minimum                Minimum
                                                                        ------                  -------                -------
                                                                 Amount        Ratio      Amount       Ratio    Amount        Ratio
                                                                 ------        -----      ------       -----    ------        -----
                                                                                           (amounts in $000)
As of December 31, 2000
   Total Capital (to risk weighted assets) ...............      $10,714        16.87%   $ 5,081        8.00%   $ 6,352        10.00%
   Tier I Capital (to risk weighted assets) ..............        9,918        15.61      2,541        4.00      3,811         6.00
   Tier I Capital (to average assets) ....................        9,918        11.37      3,489        4.00      4,361         5.00

As of December 31, 1999
   Total Capital (to risk weighted assets) ...............       10,253        28.96      2,832        8.00      3,540        10.00
   Tier I Capital (to risk weighted assets) ..............        9,806        27.70      1,416        4.00      2,124         6.00
   Tier I Capital (to average assets) ....................        9,806        18.57      2,112        4.00      2,640         5.00

NOTE 22 - ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

            The estimated fair values of the Company's financial instruments were as follows (amounts in thousands):

                                                                                             December 31,
                                                                                             ------------
                                                                                2000                                 1999
                                                                                ----                                 ----
                                                                    Carrying            Fair             Carrying             Fair
                                                                     amount             value             amount              value
                                                                     ------             -----             ------              -----
FINANCIAL ASSETS
  Cash and due from banks ..............................            $ 3,943            $ 3,943            $ 1,786            $ 1,786
  Federal funds sold ...................................              1,350              1,350              1,310              1,310
  Investment securities ................................              4,214              4,214              3,121              3,121
  Loans ................................................             75,375             73,219             43,988             42,613
FINANCIAL LIABILITIES
  Deposits .............................................             66,172             71,644             38,245             35,920
  Other borrowings .....................................             16,225             16,225              6,900              6,602
OFF BALANCE SHEET INSTRUMENTS
  Commitments to extend credit .........................              9,297              9,297              4,869              4,869
  Standby letters of credit ............................                725                725                252                252

NOTE 23 - PARENT COMPANY FINANCIAL INFORMATION

     Following is condensed financial information of Southcoast Financial Corporation (parent company only) since inception:


                            CONDENSED BALANCE SHEETS


                                                               December 31,
                                                               ------------
                                                           2000           1999
                                                           ----           ----
ASSETS
   Cash ............................................   $   112,592   $         -
   Investment in bank subsidiary ...................     9,925,109     9,740,798
   Other assets ....................................        40,188             -
                                                       -----------   -----------
       Total assets ................................   $10,077,889   $ 9,740,798
                                                       ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Accounts payable ................................   $       323   $    20,000
   Borrowings ......................................       925,000             -
   Shareholders' equity ............................     9,152,566     9,720,798
                                                       -----------   -----------

       Total liabilities and shareholders' equity ..   $10,077,889   $ 9,740,798
                                                       ===========   ===========


                       CONDENSED STATEMENTS OF OPERATIONS

                                                          For the periods ended
                                                          ---------------------
                                                                December 31,
                                                                ------------
                                                           2000           1999
                                                           ----           ----

REVENUES ...........................................    $     592     $       -

EXPENSES ...........................................       79,091        20,000
                                                        ---------     ---------
       Loss before income taxes ....................      (78,499)      (20,000)

INCOME TAX BENEFIT .................................       26,854             -
                                                        ---------     ---------

       Loss before equity in undistributed
           net income (loss) of bank subsidiary ....      (51,645)      (20,000)

EQUITY IN UNDISTRIBUTED NET INCOME (LOSS)
   OF BANK SUBSIDIARY ..............................      261,996      (243,000)
                                                        ---------     ---------
       Net income (loss) ...........................    $ 210,351     $(263,000)
                                                        =========     =========

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                                        For the periods ended
                                                                                                        ---------------------
                                                                                                               December 31,
                                                                                                               ------------
                                                                                                         2000                1999
                                                                                                         ----                ----
OPERATING ACTIVITIES
  Net income (loss) ......................................................................           $ 210,351            $(263,000)
Adjustments to reconcile net income (loss) to net cash
      used for operating activities
      Equity in undistributed net income (loss) of bank subsidiaries .....................            (261,996)             243,000
      Increase in other assets ...........................................................             (40,188)
      Increase (decrease) in other liabilities ...........................................             (19,677)              20,000
                                                                                                     ---------            ---------
         Net cash used for operating activities ..........................................            (111,510)                   -
                                                                                                     ---------            ---------

INVESTING ACTIVITIES
  Dividends received .....................................................................             150,000                    -
                                                                                                     ---------            ---------

FINANCING ACTIVITIES
  Proceeds from borrowings ...............................................................             925,000                    -
  Proceeds from sale of stock ............................................................              10,936                    -
  Repurchase of common stock .............................................................            (861,834)                   -
                                                                                                     ---------            ---------

         Net cash provided by financing activities .......................................              74,102                    -
                                                                                                     ---------            ---------
         Net change in cash ..............................................................             112,592                    -
CASH, BEGINNING OF YEAR ..................................................................                   -                    -
                                                                                                     ---------            ---------
CASH, END OF YEAR ........................................................................           $ 112,592            $       -
                                                                                                     =========            =========

                        SOUTHCOAST FINANCIAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS


                                                                                             (Unaudited)
                                                                                              March 31,                 December 31,
                                                                                                 2000                       2000
                                                                                                 ----                       ----
ASSETS
   Cash and due from banks ...................................................             $   4,018,092              $   3,942,566
   Federal funds sold ........................................................                 3,080,000                  1,350,000
   Investment securities available for sale ..................................                 6,247,236                  4,213,773
   Loans, net of allowance of $1,001,758 and $940,758 ........................                83,567,997                 74,434,434
   Property and equipment - net ..............................................                 6,167,072                  6,169,583
   Other assets ..............................................................                 2,274,603                  2,017,975
                                                                                           -------------              -------------
       Total assets ..........................................................             $ 105,355,000              $  92,128,331
                                                                                           =============              =============


LIABILITIES
   Deposits
     Noninterest-bearing .....................................................             $  11,326,754              $   9,240,702
     Interest bearing ........................................................                66,359,987                 56,930,894
                                                                                           -------------              -------------
       Total deposits ........................................................                77,686,741                 66,171,593

   Other borrowings ..........................................................                17,800,000                 16,225,000
   Other liabilities .........................................................                   682,774                    579,169
                                                                                           -------------              -------------
       Total liabilities .....................................................                96,169,515                 82,975,765
                                                                                           -------------              -------------

SHAREHOLDERS' EQUITY
   Common stock (no par value; 20,000,000
     shares authorized; 937,563 shares
     outstanding at March 31, 2001 and
     947,872 at December 31, 2000) ...........................................                 9,571,898                  9,669,155
   Retained deficit ..........................................................                  (399,774)                  (503,796)
   Accumulated other comprehensive income (loss) .............................                   (12,793)
                                                                                           -------------              -------------
                                                                                                                             13,361
       Total shareholders' equity ............................................                 9,185,485                  9,152,566
                                                                                           -------------              -------------
       Total liabilities and shareholders' equity ............................             $ 105,355,000              $  92,128,331
                                                                                           =============              =============









         See notes to consolidated financial statements.

                        SOUTHCOAST FINANCIAL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                                                 Three months          Three months
                                                                                                     Ended                Ended
                                                                                                March 31, 2001        March 31, 2000
                                                                                                --------------        --------------
INTEREST INCOME
Loans, including fees ............................................................               $1,962,939               $1,169,769
Investment securities ............................................................                   95,769                   57,743
Federal funds sold ...............................................................                   29,412                   16,664
                                                                                                 ----------               ----------
Total interest income ............................................................                2,088,120                1,244,176

INTEREST EXPENSE
Deposits and borrowings ..........................................................                1,168,797                  602,718
                                                                                                 ----------               ----------
Net interest income ..............................................................                  919,323                  641,458

PROVISION FOR POSSIBLE LOAN LOSSES ...............................................                   60,000                   30,000
                                                                                                 ----------               ----------
Net interest income after provision for loan losses ..............................                  859,323                  611,458
                                                                                                 ----------               ----------

NONINTEREST INCOME
Service fees on deposit accounts .................................................                  107,217                   42,709
Fees on loans sold ...............................................................                   85,277                   12,109
Other ............................................................................                   36,881                   33,216
                                                                                                 ----------               ----------
Total non interest income ........................................................                  229,375                   88,034
                                                                                                 ----------               ----------

NONINTEREST EXPENSES
Salaries and employee benefits ...................................................                  558,830                  408,107
Occupancy ........................................................................                   56,026                   31,655
Furniture and equipment ..........................................................                  100,376                   66,753
   Advertising and public relations ..............................................                   14,314                   15,194
Professional fees ................................................................                   38,612                   14,688
   Travel and entertainment ......................................................                   52,511                   26,177
Telephone, postage and supplies ..................................................                   55,265                   42,975
Other operating ..................................................................                   54,236                   37,659
                                                                                                 ----------               ----------
Total non-interest expenses ......................................................                  930,170                  643,208
                                                                                                 ----------               ----------
Income before income taxes .......................................................                  158,528                   56,284
INCOME TAX .......................................................................                   54,506                   19,137
                                                                                                 ----------               ----------
Net income .......................................................................               $  104,022               $   37,147
                                                                                                 ==========               ==========
BASIC NET INCOME PER COMMON SHARE ................................................               $      .10               $      .03
DILUTED NET INCOME  PER COMMON SHARE .............................................               $      .10               $      .03
                                                                                                 ==========               ==========

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic ............................................................................                1,036,311                1,152,786
Diluted ..........................................................................                1,063,727                1,154,616

See notes to consolidated financial statements.

                        SOUTHCOAST FINANCIAL CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (Unaudited)

                                                                                                         Accumulated        Total
                                                       Common Stock                                         Other           Share-
                                                       ------------            Paid-in     Retained      Comprehensive      holders'
                                                   Shares          Amount      Capital     Deficit       Income(loss)       equity
                                                   ------          ------      -------     -------       ------------       ------

BALANCE, JANUARY 1, 2000 ...................      1,047,987      10,520,053        -       (714,147)        (85,108)      9,720,798

Net income .................................              -               -        -         37,147               -          37,147

Other comprehensive income, net of tax:
    Unrealized holding losses on
       securities available for sale........              -               -        -              -         (11,600)        (11,600)

Comprehensive income
                                                          -               -        -              -               -          25,547
                                               ------------    ------------    -----   ------------    ------------    ------------

BALANCE, March 31, 2000 ....................      1,047,987    $ 10,520,053    $   -   $   (677,000)   $    (96,708)   $  9,746,345
                                               ============    ============    =====   ============    ============    ============


BALANCE, JANUARY 1, 2001 ...................        947,872    $  9,669,155        -       (503,796)        (12,793)      9,152,566

Net income .................................              -               -        -        104,022               -         104,022

Other comprehensive income, net of tax:
     Unrealized holding gains on
     securities available for sale .........              -               -                       -          26,154          26,154
                                                                                                                       ------------

Comprehensive income .......................              -               -        -              -               -         130,176

Repurchase of stock ........................        (11,775)       (109,102)       -              -               -        (109,102)

Employee stock purchase plan ...............          1,466          11,845                       -               -          11,845
                                                               ------------    -----   ------------    ------------    ------------

BALANCE, March 31, 2001 ....................        937,563    $  9,571,898        -   $   (399,724)   $     13,361    $  9,185,485
                                                    =======    ============    =====   ============    ============    ============






See notes to consolidated financial statements.

                        SOUTHCOAST FINANCIAL CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       For the three months ended March 31
                                   (Unaudited)



OPERATING ACTIVITIES                                                                                 2001                    2000
                                                                                                     ----                    ----

    Net income ...................................................................            $    104,022             $     37,147
    Adjustments to reconcile net income to net
    Cash provided by operating activities:
        Income tax ...............................................................                  54,506                   19,137
        Provision for possible loan losses .......................................                  60,000                   30,000
        Depreciation and amortization ............................................                 105,663                   71,948
        Increase in other assets .................................................                (324,608)                (311,256)
        Increase in other liabilities ............................................                 103,605                  230,043
                                                                                              ------------             ------------
              Net cash provided by operating activities ..........................                 103,188                   39,872
                                                                                              ------------             ------------

INVESTING ACTIVITIES
    Increase in federal funds sold ...............................................              (1,730,000)                (940,000)
    Purchase of investment securities available for sale .........................              (1,998,710)                       -
    Net increase in loans ........................................................              (9,193,563)              (6,232,709)
    Purchase of property and equipment ...........................................                 (98,277)                (327,040)
                                                                                              ------------             ------------
              Net cash used for investing activities .............................             (13,020,550)              (7,499,749)
                                                                                              ------------             ------------

FINANCING ACTIVITIES
    Increase in Federal Home Loan Bank borrowing .................................               1,575,000                2,400,000
    Purchase of common stock .....................................................                (109,102)                       -
    Proceeds from sale of stock, net .............................................                  11,845                        -
    Net increase in deposits .....................................................              11,515,145                7,640,073
                                                                                              ------------             ------------
              Net cash provided by financing activities ..........................              12,992,888               10,040,073
                                                                                              ------------             ------------

              Increase in cash and due from banks ................................                  75,526                2,617,343


CASH AND DUE FROM BANKS, BEGINNING OF PERIOD .....................................               3,942,566                1,786,411
                                                                                              ------------             ------------

CASH AND DUE FROM BANKS, END OF PERIOD ...........................................            $  4,018,092             $  4,403,754
                                                                                              ============             ============



See notes to consolidated financial statements.

                        SOUTHCOAST FINANCIAL CORPORATION
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and item 310 (b) of Regulation S-B of the Securities and Exchange Commission. Accordingly they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

NOTE 2 - ORGANIZATION

Southcoast Financial Corporation (the "Company") is a South Carolina corporation organized in 1999 for the purpose of being a holding company for Southcoast Community Bank (the "Bank"). On April 29, 1999, pursuant to a Plan of Exchange approved by the shareholders, all of the outstanding shares of capital stock of the Bank were exchanged for shares of common stock of the Company. The Company presently engages in no business other than that of owning the Bank and has no employees.

NOTE 3 - NET INCOME  PER SHARE

Net income per share is computed on the basis of the weighted average number of common shares outstanding in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share". The treasury stock method is used to compute the effect of stock options on the weighted average number of shares outstanding for diluted earnings per share.

In March, 2001, the Company declared a ten-percent stock dividend of the Company's common stock. The weighted average number of shares and all other share data have been restated for all periods presented to reflect this stock dividend.

                                                                       EXHIBIT A



                        SOUTHCOAST FINANCIAL CORPORATION
                             SUBSCRIPTION AGREEMENT

         The undersigned, having received and reviewed the Prospectus (the "Prospectus") dated ______________, 2001, of Southcoast Financial Corporation ("Southcoast"), subject to the terms and conditions of the Prospectus, hereby subscribes for the number of shares of Common Stock of Southcoast (the "Common Stock"), shown below. The undersigned tenders herewith the purchase price to Southcoast. All payments shall be in United States dollars in cash or by check, draft or money order drawn to the order of "Southcoast Financial Corporation."

   Your Properly Completed Subscription Form and Payment Must Be Returned To:

                        SOUTHCOAST FINANCIAL CORPORATION
                              Post Office Box 1561
                       Mt. Pleasant, South Carolina 29465

Acknowledgments and Representations

     In connection with this subscription, the undersigned hereby acknowledges and agrees that:

(1) This subscription may not be cancelled, terminated, or revoked by the undersigned before December 31, 2001. Upon acceptance in writing by Southcoast, the Subscription Agreement will be binding and legally enforceable until December 31, 2001. This subscription will only be deemed accepted upon agreement thereto by the proposed President of Southcoast. No other person has authority to accept or reject a subscription on behalf of Southcoast.

(2) Southcoast reserves the right to accept this subscription in whole or in part. If this subscription is accepted in part, the undersigned agrees to purchase the accepted number of shares subject to all of the terms of this offer.

(3) Funds relating to this subscription received by Southcoast will not be held in escrow.

(4) Southcoast reserves the right to cancel this subscription after acceptance until the date of issuance of the Common Stock.

(5) If this subscription is cancelled by Southcoast in whole or in part, the corresponding portion of any funds received by Southcoast relating to this subscription shall be returned to the undersigned. No interest will be paid on any such returned funds.

(6) The shares of Common Stock subscribed for hereby are equity securities and are not savings accounts or deposits, and INVESTMENT THEREIN IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

(7) This subscription is nonassignable and nontransferable, except with the written consent of Southcoast.

(8) Certificates will be delivered by first class mail to the address set forth herein.

(9) The undersigned has received a copy of the Prospectus, and represents that this Subscription Agreement is made solely on the basis of the information contained in the Prospectus and is not made in reliance on any inducement, representation or statement not contained in the Prospectus. No person (including any director of Southcoast or Southcoast Community Bank) has given any information or made any representation not contained in the Prospectus, or, if given or made, such information or representation has not been relied upon.

I wish to subscribe for the following shares of Common Stock:

Number of Shares I want to buy is
____________ Shares x $_____* = $______________________**

My payment of that amount is enclosed.  Make check out to:
Southcoast Financial Corporation.

*For less than 5,000 shares - $10.00; for 5,000 shares or more - $9.00.

**If this amount is more or less than the correct amount for the number of shares shown or as to which the subscription is accepted, I want to buy as many shares as this amount will buy at $10.00 per share (or as $9.00 per share for 5,000 shares or more).

--------------------------------------------------------------------------------
 (Name(s) in which stock certificates should be registered***)

--------------------------------------------------------------------------------
 (Street Address)

--------------------------------------------------------------------------------
 (City/State/Zip Code)

--------------------------------------------------------------------------------
 (Social Security or Employer I.D. No.)

(____)_______________               (____)__________________
(Home Telephone No.)                (Business Telephone No.)

***Stock certificates for shares to be issued in the names of two or more persons will be registered in the names of such persons as joint tenants with right of survivorship, and not as tenants in common.

                        SUBSTITUTE W-9
Under the penalties of perjury, I certify that: (1) the Social Security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

I HAVE READ AND UNDERSTAND THE PROSPECTUS AND THIS SUBSCRIPTION AGREEMENT.

-------------------------------------       ------------------------------------
 (Signature)                                (Date)


-------------------------------------       ------------------------------------
  (Signature)                               (Date)

     If shares are to be held in joint ownership, all intended joint owners should sign this Agreement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Directors and Officers.

         Under South Carolina law, a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that their conduct was lawful and in the corporate interest (or not opposed thereto) set forth by statute. A corporation may also provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding. The Registrant's Articles of Incorporation do not limit such indemnification.

Item 25.     Other Expenses of Issuance and Distribution.

SEC registration fee and blue-sky filing fees..................  $  7,500.00
Accounting fees................................................     7,500.00
Legal fees and expenses........................................    70,000.00
Mailing and printing costs.....................................    10,000.00
Miscellaneous..................................................     5,000.00
                                                                 -----------
         Total.................................................  $100,000.00

All fees and costs are estimates.

Item 26.     Recent Sales of Unregistered Securities.

         The information set forth under Part II Item 4 of the Registrant's Registration Statement on Form 10-SB filed May 3, 1999 is incorporated herein by reference.

Item 27.     Exhibits

Exhibit No. from
Item 601 of Regulation S-B                  Description
--------------------------                  -----------

     3.1 Articles of Incorporation of Registrant (Incorporated by reference to exhibits to Registrant's Form 10-SB, filed April 30, 1999 (the "Form 10-SB"))

     3.2                         Bylaws  of  the  Registrant   (Incorporated  by
                                 reference to exhibits to the Form 10-SB)

     4 Form of Stock Certificate of the Registrant (Incorporated by reference to exhibits to the Form 10-SB)

     5 Opinion of Haynsworth Sinkler Boyd, P.A. as to legality of securities being registered

     10 Southcoast Financial Corporation 1999 Stock Option Plan (Incorporated by reference to exhibits to Registrant's Form 10-KSB for the year ended December 31, 1999)

     21                          Subsidiaries of the Registrant

     23.1                        Consent  of  Elliott,   Davis  &  Company,  LLP
                                 Certified Public Accounts

     23                          Consent  of  Haynsworth   Sinkler  Boyd,   P.A.
                                 (included in Exhibit 5 above)

Item. 28 Undertakings

         The undersigned registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mt. Pleasant, State of South Carolina on June 1, 2001.

(Registrant) SOUTHCOAST FINANCIAL CORPORATION

By (Signature and Title) s/L. Wayne Pearson
                        --------------------------------------------------------
                         L. Wayne Pearson
                         Its Chairman and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                          Title                                        Date
---------                          -----                                        ----

                                   Director                               June __, 2001
-------------------------------
(William A. Coates)

                                   Director                               June __, 2001
-------------------------------
(Thomas E. Hamer, Sr.)

s/Paul D. Hollen, III              Executive Vice President               June 1, 2001
-------------------------------    and Director
(Paul D. Hollen, III)

s/L. Wayne Pearson                 President, Chief Executive              June 1, 2001
-------------------------------    Officer and Director
(L. Wayne Pearson)

 s/Robert M. Scott                 Executive Vice President,               June 1, 2001
-------------------------------    Secretary, Chief Financial
(Robert M. Scott)                   Officer and Director

s/James H. Sexton, Jr.             Director                                June 1, 2001
------------------------------
(James H. Sexton, Jr.)

                                   Director                               June __, 2001
------------------------------
(James P. Smith)

                                 EXHIBIT INDEX

Exhibit No. from
Item 601 of Regulation S-B                  Description
--------------------------                  -----------

     3.1 Articles of Incorporation of Registrant (Incorporated by reference to exhibits to Registrant's Form 10-SB, filed April 30, 1999 (the "Form 10-SB"))

     3.2                         Bylaws  of  the  Registrant   (Incorporated  by
                                 reference to exhibits to the Form 10-SB)

     4 Form of Stock Certificate of the Registrant (Incorporated by reference to exhibits to the Form 10-SB)

     5 Opinion of Haynsworth Sinkler Boyd, P.A. as to legality of securities being registered

     10 Southcoast Financial Corporation 1999 Stock Option Plan (Incorporated by reference to exhibits to Registrant's Form 10-KSB for the year ended December 31, 1999)

     21                          Subsidiaries of the Registrant

     23.1                        Consent  of  Elliott,   Davis  &  Company,  LLP
                                 Certified Public Accounts

     23                          Consent  of  Haynsworth   Sinkler  Boyd,   P.A.
                                 (included in Exhibit 5 above)